                                                                EXHIBIT 99.D-1.1


                                 March 24, 2000



VIA MESSENGER
-------------

The Honorable David P. Boergers
Secretary
Federal Energy Regulatory Commission
888 First Street, N.E.
Washington, D.C.  20426

          Re: Joint Application of Louisville Gas and Electric Company, Kentucky Utilities Company and Merger Sub For Approval of Merger and Related Authorizations
               Docket No. EC00-_____-000

Dear Secretary Boergers:

     Enclosed for filing, pursuant to Section 203 of the Federal Power Act and
Part 33 of the Commission's regulations (18 C.F.R. Part 33 (1998)), please find an original and five (5) copies, plus one copy for each State affected, of the above referenced Application. The filing consists of three volumes as follows:

     Volume I:    Application, Attachments, Verifications, and Exhibits A, H and
                  I.
     Volume II:   Exhibit G - Kentucky
     Volume III:  Exhibit G - Virginia

     Also submitted for filing, in accordance with the Commission's regulations, is a diskette containing a Notice of Filing suitable for publication in the Federal Register.

     Applicants have served copies of the filing on the state commissions of Kentucky, Virginia and Tennessee. In addition, Applicants have served courtesy copies of the filing on each party in the Louisville Gas and Electric Company/Kentucky Utilities Company merger proceeding before this Commission (Docket No. EC98-2-000).

     Applicants seek approval of the indirect change of control over jurisdictional assets of Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU") and their affiliates holding jurisdictional assets (collectively, the "LG&E Companies") that will occur as a result of the merger of an indirect, wholly-

The Honorable David P. Boergers
March 24, 2000
Page 2


owned subsidiary of PowerGen plc ("Merger Sub") with and into LG&E Energy Corp. ("LEC"), the parent holding company of the LG&E Companies, pursuant to the terms of merger agreement dated February 27, 2000 ("Merger Agreement")/1/. Through the merger, LEC and the LG&E Companies will become indirect, wholly-owned subsidiaries of PowerGen plc ("PowerGen"). The Application includes all the information and exhibits required by Part 33 of the Commission's regulations (except those for which waiver is sought) and the Commission's Merger Policy Statement. As demonstrated in the Application itself, the proposed transaction easily satisfies the criteria established by the Commission. Accordingly, the Applicants respectfully request the Commission expeditiously approve this Application without condition, modification or evidentiary, trial-type hearing by the end of July, 2000.

I.   Description of the Parties to be Merged

     LEC is a utility holding company incorporated under the laws of the Commonwealth of Kentucky and is headquartered in Louisville, Kentucky. LEC's principal utility holdings are LG&E and KU. LG&E is a combination gas and electric public utility primarily engaged in the generation, transmission, and distribution of electricity in Louisville and adjacent areas of Kentucky. LG&E also purchases, distributes and sells natural gas within the Louisville and other limited areas. KU is engaged in producing, transmitting and selling electric energy to customers in Kentucky, Virginia and Tennessee. In Virginia, KU operates under the name Old Dominion Power Company.

     PowerGen is a leading integrated gas and electricity company in the United Kingdom holding interests in electricity generation, distribution and supply. PowerGen is the overall holding company of the PowerGen system of companies and was formed in 1998 as a holding company for PowerGen UK plc ("PowerGen UK"), the principal operating company. PowerGen UK is a public utility company formed under the laws of England and Wales. PowerGen UK owns and operates 10,000 MW of generation capacity across England and Wales and, through subsidiaries and investments, is a leading developer and operator of large scale combined heat and power plants (cogeneration), provides retail natural gas and electricity service to over 2.6 million customer accounts, trades natural gas, oil and electricity in seven different energy trading markets in the United Kingdom and Europe and owns approximately 2,100 MW of generating capacity in Europe, India and Asia Pacific.

II.  Overview of Section 203 Filing

     The attached Section 203 Application demonstrates that the proposed indirect change in control through merger is in the public interest, satisfying
the three requirements for approval established by the Commission.   These
requirements, set out

_____________________
/1/  A copy of the Merger Agreement is provided as Exhibit H to the Application.

The Honorable David P. Boergers
March 24, 2000
Page 3


in the Commission's Merger Policy Statement, require that the merger not adversely affect competition, rates, or effective regulation.

     First, the Merger will not adversely affect competition. The LG&E Companies and PowerGen and its related companies do not have facilities or sell products in any common geographic markets. Since the Applicants do not conduct business in the same geographic markets, there can be no adverse impact on competition.

     Second, the proposed transaction will not increase customers' rates. As is set forth in their Section 203 Application, the Applicants affirm their commitments and agreements regarding rates made as part of the LG&E/KU merger and commit that transaction costs and any merger premium will not be included in rates without specific Commission authorization.

     Finally, the proposed transaction will not adversely affect either federal or state regulation. With respect to federal regulation, there will be no change in the relationship among the LG&E system of companies as a result of the merger, and hence there will be no impact on federal regulation for transactions among those companies. With respect to the new affiliate relationships created by the transaction, as explained fully in the Application, the Applicants commit to abide by Commission policy with respect to sales of non-power goods and services. With respect to state regulation, the structure of the LG&E Companies will not be changed. Each state commission that currently has authority over the LEC operating companies will continue to have authority over the rates and operations of those companies.

III. Communications and Service

     Communications regarding the Application submitted with this letter should be addressed to the following individuals, whose names should be entered on the official service list maintained by the Secretary (with the persons designated to receive service in accordance with the Commission's Rule of Procedure 203(b)(3), 18 C.F.R. (S) 385.203(b)(3) (1998),
marked by the "*"):

     For the Merger Sub:

     Steven J. Agresta, Esq.                 David J. Jackson
     *Stephen C. Palmer, Esq.                General Counsel and
     Swidler Berlin Shereff Friedman, LLP        Company Secretary
     3000 K Street, N.W., Suite 300          PowerGen plc
     Washington, D.C. 20007-5116             53 New Broad Street
     Telephone: (204) 424-7500               London EC2M 1SL
     Facsimile: (204) 424-7647               United Kingdom
     For the LG&E Companies:

The Honorable David P. Boergers
March 24, 2000
Page 4


     *Earle H. O'Donnell, Esq.               *John R. McCall
     Laurel W. Glassman, Esq.                Executive Vice President,
     Dewey Ballantine, LLP                       General Counsel and
     1775 Pennsylvania Ave., N.W.                Secretary
     Washington, D.C.  20006                 LG&E Energy Corp.
     Telephone (202) 862-1000                220 West Main Street
     Facsimile (202) 862-1093                Louisville, Kentucky 40232
                                             Telephone (502) 627-2000
                                             Facsimile (502) 627-4622

     Four additional copies of this filing is enclosed to be date-stamped and returned to our messenger. If there are any questions, please call Stephen C. Palmer at (202) 424-7576 or Earle H. O'Donnell at (202) 429-2327. Thank you for your assistance in this matter.

                            Respectfully submitted,


/s/ Stephen C. Palmer                        /s/ Earle H. O'Donnell
Swidler Berlin Shereff Friedman, LLP         Dewey Ballantine, LLP

On Behalf of Merger Sub                      On Behalf of Louisville Gas and
                                             Electric Company, Kentucky
                                             Utilities Company, and Affiliated
                                             Applicants


Enclosures


cc:  Michael C. McLaughlin (w/enclosure)
     Diana L. Moss (w/enclosure)
     Daniel T. Hedberg (w/enclosure)

                           UNITED STATES OF AMERICA
                                  BEFORE THE
                     FEDERAL ENERGY REGULATORY COMMISSION


LOUISVILLE GAS AND ELECTRIC COMPANY )
KENTUCKY UTILITIES COMPANY          )    Docket No. EC00-___-000
MERGER SUB                          )


                              JOINT APPLICATION OF
                      LOUISVILLE GAS AND ELECTRIC COMPANY,
                 KENTUCKY UTILITIES COMPANY AND MERGER SUB FOR
           APPROVAL OF MERGER AND RELATED WAIVERS AND AUTHORIZATIONS



                                    VOLUME I

                    APPLICATION, ATTACHMENTS, VERIFICATIONS
                    ---------------------------------------
                            AND EXHIBITS A, H AND I
                            -----------------------



Steven J. Agresta, Esq.                 John R. McCall
Stephen C. Palmer, Esq.                 Executive Vice President, General
Swidler Berlin Shereff Freidman, LLP         Counsel and Secretary
Suite 300                               LG&E Energy Corp.
3000 K Street, N.W.                     220 West Main Street
Washington, D.C. 20007-5116             Louisville, Kentucky 40232
(202) 424-7500                          (502) 627-2000

Attorneys for Merger Sub                Earle H. O'Donnell, Esq.
                                        Laurel W. Glassman, Esq.
                                        Dewey Ballantine, LLP
                                        1775 Pennsylvania Ave., N.W.
                                        Washington, D.C. 20006
                                        (202) 862-1000

                                        Attorneys for Louisville Gas and
                                        Electric Company, Kentucky Utilities
                                        Company and Affiliated Applicants

March 24, 2000

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION


LOUISVILLE GAS AND ELECTRIC COMPANY, et al. )    Docket No. EC00-___-000


                              JOINT APPLICATION OF
                      LOUISVILLE GAS AND ELECTRIC COMPANY,
                 KENTUCKY UTILITIES COMPANY AND MERGER SUB FOR
           APPROVAL OF MERGER AND RELATED WAIVERS AND AUTHORIZATIONS


I.   INTRODUCTION

     Pursuant to Section 203 of the Federal Power Act ("FPA"),/1/ and Part 33 of the Commission's Regulations,/2/ Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU"), on behalf of themselves and their affiliates holding jurisdictional assets (collectively, the "LG&E Companies")/3/ and Merger Sub, as defined below, hereby respectfully request that the Commission approve, and grant related waivers and authorizations with respect to, the indirect change in control over jurisdictional assets of the LG&E Companies that will occur as a result of the merger of an indirect, wholly-owned subsidiary of PowerGen plc ("Merger Sub") with and into LG&E Energy Corp. ("LEC"), the parent holding company of the LG&E Companies. Through the merger, LEC, which will be the surviving entity, and the LG&E

______________________________
/1/  16 U.S.C. (S) 824b (1994).
/2/  18 C.F.R. (S) 33.1 et seq. (1999).
/3/  All the applicants together are referred to jointly as "Applicants."

Companies will become indirect, wholly-owned subsidiaries of PowerGen plc ("PowerGen"), a public limited company organized under the laws of England and Wales./4/

     This Application includes all the information and exhibits required by Part 33 of the Commission's regulations and the Commission's Merger Policy Statement /5/ except where waiver of certain requirements of Part 33 has been requested. As demonstrated below, the Merger satisfies the criteria established by the Commission for approval of transactions of the kind proposed here. Accordingly, the Applicants respectfully request the Commission approve this Application without condition, modification or evidentiary, trial-type hearing. The Applicants seek to close the merger expeditiously and, therefore, respectfully request Commission approval by the end of July, 2000.

II.  EXECUTIVE SUMMARY

     The Applicants request that the Commission approve the Merger pursuant to
Section 203 of the FPA. The Merger will combine the skills and experience of the LG&E Companies with the complementary talents and resources of PowerGen. LEC, through its wholly-owned public utility subsidiaries, owns and operates electric generation, transmission and distribution facilities located in Kentucky and five counties in Southwest Virginia, and provides service to approximately five customers in one county in Tennessee. LEC, through its wholly-owned public utility subsidiaries also owns and operates natural gas distribution and storage facilities in

_________________________
/4/ While not applicants, LEC and PowerGen join this Application for purposes of supporting the approvals sought by the Applicants.

/5/  Inquiry Concerning the Commission's Merger Policy Under the Federal Power
Act: Policy Statement, III FERC Stats. & Regs., Regulations Preambles (P) 31,044 ("Merger Policy Statement").

Kentucky. In addition, through wholly-owned subsidiaries that are not franchised public utilities, LEC invests in domestic and international power and energy-related projects and businesses.

     PowerGen is a foreign integrated utility company whose business consists primarily of the generation and distribution of electricity and the transportation and supply of natural gas in the United Kingdom, and also includes extensive marketing and trading operations outside the United States. In addition, PowerGen invests in combined heat and power schemes (known in the U.S. as cogeneration) and international power and energy-related projects outside the United Kingdom primarily in India, Asia Pacific and Europe. PowerGen has no U.S. operations.

     The Merger will allow the LG&E Companies' customers to benefit from PowerGen's expertise in operating electric generation facilities and electric and natural gas distribution systems in a competitive environment. Further, through their combined resources and capabilities, the merged company will be better positioned to take advantage of other business opportunities in the United States and abroad.

     Included with the Application are the required exhibits, except where waiver has been requested, as well as an affidavit of Dr. Mark W. Frankena, Principal, Economists, Inc. (included as Attachment 1), demonstrating that the Merger will not have any adverse impact on competition. The Application shows that the Merger is consistent with the public interest, satisfying each of the three tests established in the Merger Policy Statement, namely: (1) it does not adversely affect competition in any market; (2) it does not increase customers' rates; and (3) it does not impair the effectiveness of regulation.

     A.   The Merger Will Not Adversely Affect Competition.

     The Merger will not have an adverse effect on competition. As Dr. Frankena demonstrates, the LG&E Companies and the PowerGen family of companies do not have facilities or sell products in any common geographic market. Because the Applicants do not conduct business in the same geographic market, there can be no adverse impact on competition. Moreover, the Merger will permit PowerGen to make its extensive experience operating in a competitive environment available to the electric generation and natural gas and electricity distribution businesses of the LG&E Companies helping, over time, to bring the benefits of more efficient and effective operations to consumers.

     B.   The Merger Will Not Subject Customers to Increased Rates.

     At the time of LG&E's merger with KU, LG&E and KU implemented a number of safeguards to ensure that rates paid by their firm wholesale and transmission customers would not be affected. In general, these safeguards included: (i) a cap on base rates for all LG&E and KU firm wholesale requirements and firm transmission customers for a specified term; (ii) certain base rate reductions for KU's wholesale requirements customers; (iii) certain reductions in fuel costs for all wholesale requirements customers; and (iv) waiver by KU for a specified period of its right to file for changes in base rates under Section 205 of the FPA. Applicants reaffirm these commitments./6/ Accordingly, all of the safeguards detailed in the ratepayer protection provisions of the LG&E/KU merger remain in force and will not be affected by this transaction.

_________________________
/6/  Louisville Gas and Electric Company, et al., 82 FERC (P) 61,308 (1998).

     The Merger will generate certain costs including transaction costs and an acquisition premium. Applicants commit to exclude these costs from wholesale power and transmission service rates, unless and until permitted to include them by specific order of the appropriate regulatory authority and subject, furthermore, to any ratepayer commitments adopted in the LG&E/KU merger proceeding. Thus, rates will not be increased as a result of these merger-related costs. Finally, Applicants note that their rates for wholesale power and transmission service will remain subject to the Commission's jurisdiction. Consequently, the Merger will not have any adverse effect on the rates paid by the domestic wholesale power or transmission service customers of Applicants.

     C. The Merger Will Not Impair the Effectiveness of Federal or State Regulation.

     The Merger will not adversely affect either federal or state regulation. With respect to federal regulation, there will be no change in the relationship among the LEC system of companies as a result of the Merger, and hence there will be no impact on federal regulation for transactions among those companies. LEC currently is an exempt utility holding company under the Public Utility Holding Company Act of 1935, as amended ("PUHCA")/7/ and will seek to maintain that status./8/ Further, PowerGen and the intermediate companies between PowerGen and LEC intend to register under PUHCA and become subject to regulation by the SEC. To avoid any impact on regulation resulting from the SEC registrations that are ultimately required,

____________________________
/7/  15 U.S.C. (S) 79 et seq. (1994).

/8/ LEC intends to form LG&E Energy Services, Inc. as a service company subsidiary to LEC to provide centralized administrative and corporate services so that the utility operating companies can be individually managed and operated. Filings pursuant to Section 205 of the FPA will be made with this Commission as necessary for LG&E Services Company to undertake these activities.

the Applicants commit to be subject to the Commission's policy regarding intra-corporate transactions for those transactions involving the sale of non-power goods and services between PowerGen, any of its subsidiaries or affiliates, and the LG&E Companies. Accordingly, the Merger will not impair federal regulation.

     With respect to state regulation, the structure of the LG&E Companies will not be changed by the Merger. Each state commission that currently has authority over the LEC operating companies will continue to have authority over the rates, services and operations of those companies. In addition, in each of the states in which the LEC operating companies provide retail service, the appropriate state regulatory commission will be requested to state to the SEC that the state commission has adequate authority and resources to protect customers and will continue to exercise that authority after the Merger. To the extent required by state law, approvals will also be sought from the responsible state agency. These applications will provide state regulators with the opportunity to deal directly with any concerns they may have regarding the Merger. The Merger, accordingly, will not impair state regulation.

     Because the Merger satisfies all of the requirements of Section 203 of the FPA, the Commission's regulations and the Merger Policy Statement, the Commission should find that the Merger is consistent with the public interest, and approve the Application by the end of July, 2000 without modification or condition and without holding a trial-type hearing.

III. DESCRIPTION OF THE PARTIES TO THE MERGER

     A.   The LEC System of Companies

          1.   LEC

     LEC is a utility holding company incorporated under the laws of the Commonwealth of Kentucky and is headquartered in Louisville, Kentucky. LEC's principal utility holdings are LG&E and KU. LEC and its subsidiaries currently are exempt from all provisions, except Section 9(a)(2), of PUHCA on the basis that LEC, LG&E and KU are incorporated in the same state and their business is predominately intrastate in character and carried on substantially in the state of incorporation. The LEC energy system supplies 840,000 customers in Kentucky, and 29,000 in Virginia with 47 TWh of electricity per annum and its gas distribution business has 289,000 customers in the Louisville area.

               a.   LG&E

     LG&E, a Kentucky corporation, is a combination gas and electricity public utility. LEC owns all of the outstanding common stock of LG&E. LG&E is primarily engaged in the generation, transmission and distribution of electricity to approximately 360,000 customers in Louisville and adjacent areas in Kentucky. LG&E's service territory covers approximately 700 square miles in 17 counties and has an estimated population of one million. LG&E also purchases, distributes and sells natural gas to approximately 289,000 customers within this service area and in limited additional areas. LG&E owns 4.9% of the voting securities of Ohio Valley Electric Corporation ("OVEC"), which has one wholly-owned subsidiary, Indiana Kentucky Electric Corp. ("IKEC"). OVEC and IKEC were organized in 1952 by LG&E and other public utilities to supply the entire power requirements of the U.S. Department of Energy's gaseous diffusion plant in Pike County, Ohio. OVEC owns a 1,075 MW generating station near Cheshire, Ohio, and IKEC owns a 1,290 MW generating station at Madison, Indiana.

                    i.   Generation

     LG&E's power generating system consists primarily of coal-fired units with a total capability rating of approximately 2500 MW, plus various gas and oil-fired units. LG&E also owns and operates the FERC-licensed Ohio Falls hydroelectric facility, FERC Project No. 289, an 80 MW facility located in Louisville, Kentucky. A list and fuller description of these generation facilities is set forth in Attachment 3.

                    ii.  Electric Transmission

     LG&E's electric transmission system, as of December 31, 1998, included 102 pole miles of 345 KV line, 66 pole miles of 154 KV line, 250 pole miles of 138 KV line and 233 pole miles of transmission line of 69 KV or less. As of December 31, 1998, LG&E's 21 transmission substations had a combined capacity of approximately 11,026,897 thousand kilovolt amps ("KVa") and the 83 distribution substations totaled approximately 3,383,530 thousand KVa.

                    iii. Gas Facilities

     LG&E provides natural gas service at retail in the Louisville metropolitan area and in 16 neighboring counties. LG&E is directly connected to two interstate pipelines and has a portfolio of supply arrangements in order to meet the needs of its customers. The gas properties of LG&E include 3,528 miles of natural gas distribution mains and 178 miles of transmission mains. LG&E operates underground gas storage fields with a current working gas capacity of
14.6 Bcf.

               b.   KU

     KU, a wholly owned subsidiary of LEC, is an exempt (pursuant to Section 3(a)(2) of PUHCA) utility holding company engaged in producing, transmitting and selling electric energy to about 449,000 customers in over 600 communities and adjacent suburban and rural areas in 77 counties in Kentucky, to about 29,000 customers in five counties in Virginia, and to approximately five customers in one county in Tennessee. In Virginia, KU operates under the name Old Dominion Power Company. KU also sells wholesale electric energy to 12 municipalities in Kentucky. KU also owns 2.5% of the voting securities of OVEC and 20% of the outstanding shares of capital stock of Electric Energy, Inc. ("EEI"), an Illinois company that owns and operates a 1,015 MW generating station at Joppa, Illinois and six 161 KV transmission lines that transmit power from the Joppa plant to the nearby Paducah uranium enrichment plant.

                    i.   Generation

     KU's power generation system consists of coal-fired units with a total capability rating of approximately 4000 MW, plus various gas and oil-fired units. KU also owns and operates the FERC licensed Lock and Dam No. 7 hydroelectric facility, FERC Project No. 539, a 2.2 MW facility located in Burgin, Kentucky. A list and fuller description of these generation facilities is set forth in Attachment 3.

                    ii.  Electric Transmission

     KU's electric transmission system, as of December 31, 1998, included 57 pole miles of 500 KV lines, 356 pole miles of 345 KV lines, 1,381 pole miles of 138-161 KV lines and 2,472 pole miles of lines 69 KV or less. As of December 31, 1998, KU's transmission substations had a combined capacity of 14,235,000 KVa and the distribution substations had a combined capacity of 4,172,000 KVa.

               c.   LG&E Energy Marketing, Inc. ("LEM")

     LEM is wholly-owned by LEC. LEM holds no physical facilities for the generation or transmission of electricity but does hold a power marketing certificate/9/ and is authorized to sell power at market-based rates/10/ and to sell ancillary services at cost-based rates./11/

               d.   WKE Corp.

     WKE Corp., a holding company, is an indirect, wholly-owned subsidiary of LEC. WKE Corp.'s wholly-owned subsidiary, WKE Station Two, Inc. ("Station Two"), operates and maintains the Station Two generating facility of the City of Henderson, Kentucky. WKE Corp.'s wholly-owned subsidiary, Western Kentucky Energy Corporation ("WKEC")/12/, which currently enjoys exempt wholesale generator status, leases and operates the generating facilities owned by Big Rivers Electric Corporation and sells the output of these facilities to LEM and, potentially, other affiliates and third-parties./13/

               e.   Other Activities

_______________________
/9/   LG&E Energy Marketing, 68 FERC (P) 61,247 (1994).

/10/  LG&E Energy Marketing, 83 FERC (P) 61,130 (1998).

/11/  LG&E Energy Marketing, 83 FERC (P) 61,136 (1998).

/12/ WKEC is a power marketer authorized to sell power at market-based rates. WKE Station Two Inc., 82 FERC (P) 61,178 (1998).

/13/ WKE Corp., WKEC, Station Two, and LEM have received Commission authorization to reorganize whereby WKE Corp., WKE, and Station Two will merge with WKEC as the surviving entity. Certain contracts for the sale of energy, capacity and ancillary services will be transferred from LEM to WKEC as part of that transaction. Western Kentucky Energy Corp. et al., 87 FERC (P) 62,016
(1999).

     Through subsidiaries, LEC has ownership interests in projects which are either (or both) qualifying facilities ("QFs") and exempt wholesale generators ("EWGs")./14/ Other subsidiaries hold interests in certain international energy projects that have obtained foreign utility company status under Section 33 of PUHCA and conduct other related business outside of the United States. In addition, other LEC subsidiaries engage in a wide variety of activities including engineering and project management, power project development, natural gas storage, transmission and processing, and the provision of equipment and services used in the construction and rehabilitation of gas and oil pipelines.

     B.   The PowerGen System of Companies

     PowerGen is a leading integrated gas and electricity company in the United Kingdom holding interests in electricity generation, distribution and supply. PowerGen is the overall holding company of the PowerGen system of companies and was formed in 1998 as a holding company for PowerGen UK plc ("PowerGen UK"), the principal operating company. Except for PowerGen US Holdings Ltd., which has been formed to effectuate the proposed transaction, PowerGen has one direct subsidiary, PowerGen UK.

          1.   PowerGen UK

     PowerGen UK, a wholly-owned subsidiary of PowerGen, is a public utility company formed under the laws of England and Wales. PowerGen UK is PowerGen's principal operating

___________________________
/14/ The QF/EWG projects are: (1) Westmoreland-LG&E Partners (ROVA II)(45 MW, located in Roanoke Rapids, NC); (2) LG&E-Westmoreland Hopewell (62.7 MW, located in Hopewell, VA); (3) LG&E-Westmoreland Altavista (62.7 MW, located in Altavista, VA); (4) LG&E-Westmoreland Southampton, L.P. (62.6 MW, located in Franklin, VA); (5) Windpower Partners 1993, L.P. (25 MW, located in Tyler, MN and 34.5 MW located in North Palm Springs, CA); and (6) Windpower Partners 1994, L.P. (35 MW, located in Salt Flat, TX). In addition, LEC has an ownership interest in Westmoreland-LG&E Partners (ROVA I)( 167 MW, located in Roanoke Rapids, NC), an exempt wholesale generator.

subsidiary and serves as a subholding company for the balance of the PowerGen system of companies. PowerGen UK owns and operates nine coal, gas, oil and renewable fuel power stations across England and Wales capable of generating 10,000 MW. In addition, through various subsidiaries and investments identified below, PowerGen UK is a leading developer and operator of large scale combined heat and power plants; provides retail natural gas and electricity services to over 2.6 million customer accounts; distributes electricity across 67,000 km of electric lines; trades natural gas, oil and electricity in seven different energy trading markets in the United Kingdom and Europe; and owns approximately 2,100 MW of generating capacity outside of the United Kingdom (and the U.S.).

               a.   PowerGen Energy plc

     PowerGen Energy plc (formerly East Midlands Electricity plc), incorporated in England and Wales, is a wholly-owned subsidiary of PowerGen UK engaged in the distribution and supply of electricity in the East Midlands across 67,000 km of electric overhead and underground lines over an area of 16,000 square kilometers.

               b.   PowerGen CHP Limited

     PowerGen CHP Limited, incorporated in England and Wales, is a wholly-owned subsidiary of PowerGen UK and with its subsidiary PowerGen Cogeneration Limited, also incorporated in England and Wales, is engaged in the sale of energy services involving the construction of combined heat and power (CHP) plant.

               c.   PowerGen Gas Limited

     PowerGen Gas Limited, incorporated in England and Wales, is a wholly-owned subsidiary of PowerGen UK engaged in the transportation and marketing of natural gas in the United Kingdom.

               d.   PowerGen Energy Trading Limited

     PowerGen Energy Trading Limited, incorporated in England and Wales, is a wholly-owned subsidiary of PowerGen UK engaged in the trading of electricity, gas and oil in seven energy trading markets in the United Kingdom and Europe.

               e.   PowerGen Energy Solutions Limited

     PowerGen Energy Solutions Limited, incorporated in England and Wales, is a wholly-owned subsidiary of PowerGen UK engaged in providing tailored energy service products and advice to customers.

               f.   PowerGen Renewables Holdings Limited

     PowerGen Renewables Holdings Limited, incorporated in England and Wales, is a 50% owned joint venture of PowerGen UK engaged in developing onshore and off-shore wind farms in the United Kingdom and Ireland.

               g.   PowerGen International Limited

     PowerGen International Limited ("PowerGen International"), incorporated in England and Wales, is a wholly owned subsidiary of PowerGen UK that holds PowerGen's interests indirectly in various energy-related projects in Europe, India, and the Asia Pacific region (including Australia).

               h.   Other Activities

     PowerGen UK also owns a captive insurance company and a 50% interest in a company engaged in the construction and operation of a gas-fired power station and the operation of a generator turbine testing facility.

          2.   US Holdco/ Merger Sub

     Several holding companies, some incorporated in the U.S. and some in member states of the European Union, each wholly-owned, directly or indirectly by PowerGen, will be created to effectuate the Merger. The Agreement and Plan of Merger (attached as Exhibit H) provides for the creation of US Subholdco 2, a Delaware corporation, and its direct, wholly-owned subsidiary, Merger Sub, a Kentucky corporation, which is to be formed for the express purpose of merging into LEC and effectuating the transaction.

IV.  DESCRIPTION OF THE TRANSACTION

     A.   Goals and Benefits of the Merger

     As is explained in more detail in the filings with the relevant state commissions,/15/ the Merger will produce benefits by bringing together the core skills of PowerGen of asset management and customer service with the generation, transmission and distribution businesses and skills of LEC. PowerGen has proven expertise in the operation of fossil fuel-fired generation, particularly coal, in a fully competitive power market, as well as expertise in managing electric and natural gas distribution systems in such an environment. The skills developed and lessons learned in these competitive generation and distribution markets, whether or not directly applicable to the Midwest markets in which the LEC operating companies do business, will be of benefit to the LEC system of companies in approaching and resolving the same types of issues that PowerGen has already faced in these other markets.

     Applicants recognize that the energy industry in the U.S. generally has entered a period of accelerating evolution, rapid deregulation and regulatory change, and increased competition. In this environment, size and scale have become critical and necessary prerequisites to success.

_____________________
/15/  See Exhibit G.

The Merger will better position the Applicants to meet and benefit from the accelerating changes in the energy industry in the U.S. and worldwide, while maintaining their respective historic connections with the communities they serve. The merger will ensure that LEC and its affiliates will remain at the forefront of an increasingly competitive marketplace for energy goods and services. The combined resources and experience of the Applicants will produce a stronger, company that will be better able to pursue opportunities domestically and abroad, thereby benefiting customers, employees and shareholders.

     B.   Procedural Status of the Merger

     The Agreement and Plan of Merger establishes that LEC will merge with Merger Sub, with LEC continuing as the surviving corporation. LEC's outstanding shares will be canceled upon completion of the Merger, and its shareholders will receive in return a cash payment of $24.85 per share. The total purchase price is approximately $3.2 billion in cash (plus the assumption of approximately $2.2 billion of debt held by LEC). Each share of common stock of Merger Sub will be converted into a share of common stock of the surviving company. The end result of the Merger will be to establish a series of new holding companies above LEC, with LEC becoming an indirect wholly-owned subsidiary of PowerGen.

     As is virtually always done in United Kingdom cross-border transactions, there will be one or more intermediate entities, themselves wholly-owned, directly or indirectly, by PowerGen, between PowerGen and LEC. This type of structure is utilized by United Kingdom companies with foreign subsidiaries to avoid losing United Kingdom tax relief for foreign taxes paid on profits repatriated to the United Kingdom, and to minimize taxes on the repatriation of foreign subsidiary profits. The structure will have no impact on the financial integrity of LEC or its relationship with PowerGen. LEC will be wholly-owned by PowerGen, which itself will register as a public utility holding company under PUHCA. PowerGen's other utility subsidiaries operating in the United Kingdom and elsewhere outside the United States will seek FUCO status under PUHCA. Applicants will inform the Commission of the final structure of the transaction upon closing.

     The LEC headquarters will remain in Kentucky, and LEC and its operating subsidiaries will retain their separate corporate status and names following the merger. The chairman and chief executive officer of LEC, Roger W. Hale, will continue in those positions and he will join the board of PowerGen on completion of the transaction.

     The Boards of Directors of both LEC and PowerGen have approved the Merger, as is shown in Exhibit A. The completion of the Merger is subject to certain conditions, including, among others, those involving regulatory and shareholder approval, which are now being sought.

V.   THE MERGER IS CONSISTENT WITH THE PUBLIC INTEREST

     Section 203(a) of the FPA provides, in pertinent part, that

          No public utility shall sell, lease, or otherwise dispose of . . . its facilities subject to the jurisdiction of the Commission . . . or by any means whatsoever, directly or indirectly, merge or consolidate such facilities or any part thereof with those of any other person, or purchase, acquire, or take any security of any other public utility, without first having secured an order of the Commission authorizing it to do so . . . . After notice and opportunity for hearing, if the
          Commission finds that the proposed disposition, consolidation, acquisition, or control will be consistent with the public interest,
                                          ------------------------------------
          it shall approve the same./16/
          -------------------------

     The statute thus requires the Commission to approve a merger if it finds the merger is consistent with the public interest. In the Merger Policy Statement, the Commission established that the following issues need to be examined to determine if a merger is consistent with the

_____________________________
/16/  16 U.S.C. (S) 824b(a) (1994) (emphasis added).

public interest: (1) the effect of the merger on competition; (2) the effect of the merger on rates; and (3) the effect of the merger on regulation. As is demonstrated in this Application and supporting materials, the Merger will not have an adverse effect in any of the three areas. Consequently, the Merger is consistent with the public interest and the Commission should promptly approve it.

     A.   The Merger Will Have No Adverse Effect on Competition.

     The affidavit of Dr. Frankena establishes that the Merger raises no competitive issues. Dr. Frankena explains that LEC and PowerGen do not compete in any relevant geographic markets, with the LG&E Companies' generation, transmission and distribution activities taking place in the United States and PowerGen's comparable activities in the United Kingdom or other foreign markets./17/ PowerGen does not engage in (or own or control facilities used for) generation, transmission, or distribution of electricity in North America, and does not supply any inputs used in generation, transmission or distribution of electricity in North America. The LG&E Companies, therefore, do not provide electric generation, transmission or distribution service in any overlapping geographic area with PowerGen within the United States./18/ LG&E and KU each have Commission-approved open access transmission tariffs in place. Moreover, the LG&E Companies have been in the forefront of the industry efforts to form and implement a regional transmission entity through their role as founding members of the Midwest Independent System Operator ("MISO"). Therefore, transmission over LG&E Companies facilities will be governed by open access tariffs, further assuring there can be no concerns regarding transmission

____________________________
/17/ Attachment 1 at (P)(P) 6-7, 14 and 18. See Section III, above. /18/ Attachment 1 at (P) 14.

market power./19/ Because there are no common facilities or sales of relevant products in common geographic markets, the Merger will not change the current structure of the market or reduce the number of competitors. The Merger, therefore, presents no competitive concerns at all.

     In the Merger Policy Statement the Commission stated that where there are no competitive concerns presented it will not be necessary for the merger applicants to perform the screen analysis or file the data needed for the screen analysis . . . [since] [i]n these cases, the proposed merger will not have an adverse competitive impact (i.e., there can be no increase in the applicants'
                              ----
          market power unless they are selling relevant products in the same geographic markets) so there is no need for a detailed data analysis./20/

     The Commission's proposed revision to its merger rules indicates that it intends to adhere to this policy./21/ In the NOPR, the Commission stated that if an applicant affirmatively demonstrates that the "merging entities do not operate in the same geographic market," the applicants "need not provide the full competitive screen analysis."/22/ The affidavit of Dr. Frankena affirmatively demonstrates that there is no competitive overlap./23/ This application is a

_____________________________
/19/  Id. at (P) 17.

/20/ Merger Policy Statement at 68,597. Dr. Frankena's affidavit explains that this conclusion of the Commission is fully consistent with the procedures used in the Horizontal Merger Guidelines, jointly issued by the Department of Justice and Federal Trade Commission. See Attachment 1 at (P) 16.

/21/ Notice of Proposed Rulemaking, Revised Filing Requirements Under Part 33 of the Commission's Regulations, Docket No. RM98-4-000, 63 Fed. Reg. 20,340 (April 24, 1998), III FERC Stats. and Regs., Regulations Preambles (P) 32,528 ("NOPR").

/22/ Id. at 20,348-49. The Commission's decision in New England Power Co. et al, 87 FERC (P) 61,287, 62,146 (1999)(hereinafter "New England Power") confirms that no such screen is required in a merger of this type with no competitive overlap.

/23/ Attachment 1 at (P) 12. The affidavit also demonstrates that there are no vertical or potential competition issues involved in the Merger. See Attachment 1 at (P)(P) 14-16.

text-book example of a case in which no competitive screen analysis or further information under Appendix A to the Commission's merger guidelines is required.

     The Merger thus satisfies the first prong of the Commission's Merger Policy Statement test.

     B.   The Merger Will Have No Adverse Effect on Rates.

     The Merger Policy Statement makes clear that the Commission's concern regarding the effect on rates is with wholesale and transmission ratepayer protection./24/ There will be no change in the LG&E Companies that would have an adverse effect on wholesale or transmission rates. As noted above, at the time of LG&E's merger with KU, LG&E and KU implemented a number of safeguards to ensure that rates paid by their firm wholesale and transmission customers would not be adversely affected. The Applicants in that case committed to cap base rates at then-present levels for all wholesale requirements and firm transmission customers for at least five years, absent "extraordinary circumstances" - - defined to mean a change in law or occurrence of circumstances or events that materially impair or damage LG&E/KU's credit or operations. In addition, KU's wholesale requirements customers were offered an aggregate base rate reduction totaling approximately $4.5 million over five years reflecting approximately 50% of non-fuel merger-related savings./25/ All wholesale requirements customers also received a reduction in fuel costs through operation of the fuel adjustment clause contained in their rate schedules, then estimated to total an aggregate of approximately $4.5 million over ten years. In addition, KU waived its right to file for changes in base rates charged the KU Requirements

__________________
/24/  Merger Policy Statement at 68,599.
/25/ LG&E had no wholesale requirements customers at the time of the merger, and has none now.

Customers and the rates charged its firm transmission customers under Section 205 of the FPA during the five-year period the base rate cap is in effect, absent extraordinary circumstances.

     As noted, certain or all of these commitments were explicitly conditioned on the absence of extraordinary circumstances. Applicants hereby affirm that the Merger of PowerGen with the LG&E Companies does not constitute an "extraordinary circumstance" as defined in the LG&E/KU merger application, and thus does not trigger the LG&E Companies' right to file for a rate increase
          ---
under Section 205. Applicants reaffirm their commitment to each of the ratepayer mechanisms set forth in the LG&E/KU merger application without change or modification./26/ Accordingly, all of the safeguards detailed in the ratepayer protection provision remain in force and will not be affected by the Merger. Attachment 2 hereto lists each of the entities that was the subject of a ratepayer protection provision in the LG&E/KU merger proceeding and the nature of that protection./27/

     While there will be an acquisition premium and transaction costs associated with the Merger, Applicants do not request recovery of the acquisition premium or transaction costs in rates subject to the Commission's jurisdiction as part of this Application. Further, Applicants commit that they will not attempt to recover these merger-related costs through rates without first receiving specific regulatory approval to do so.

__________________________
/26/ LG&E and KU also entered into various settlements with parties as part of the merger proceeding. They will, of course, continue to honor these settlements according to their terms.

/27/ Since the LG&E/KU merger, KU has added one new wholesale requirements customer -- the Borough of Pitcairn ("Pitcairn"), a Pennsylvania municipality. Pitcairn now purchases all of its capacity and energy requirements from KU. Pitcairn will not be adversely affected by the merger. KU was chosen by Pitcairn as the supplier by competitive bid. Pitcairn is served at a fixed rate specified in its contract under KU's market-based rate tariff. The merger will have no impact on the rates charged Pitcairn.

     Based on the foregoing and Applicants' commitment to hold their wholesale power and transmission customers harmless from the costs associated with the proposed transaction, there is no need for the imposition of any incremental layer of protection for ratepayers./28/

     The fact that no additional ratepayer protection is needed is confirmed by looking at the only structural change effectuated by the Merger -- imposing new holding companies over LEC. In similar cases, the Commission has found that no ratepayer protection is needed other than requiring the utility to hold ratepayers harmless from the costs associated with the transaction./29/

     C.   The Merger Will Have No Adverse Effect on Regulation.

     In the Merger Policy Statement, the Commission stated that its analysis would address two aspects to determine whether a merger would impair effective regulation. The first is whether the merger would transfer authority from the Commission to the SEC. If no such transfer would occur, or if the applicants were to commit to abide by the Commission's policies with respect to intra-system transactions within the holding company structure, the first element would be satisfied. Otherwise, a hearing on the effect of the proposed transaction on effective regulation by the Commission would be required. The second part of the test is whether the affected states would have authority to act on the merger or request Commission review./30/ If the

____________________________
/28/ See, e.g., New England Power, 87 FERC at 62,146 (no ratepayer protection needed in context of almost identical merger); New York State Electric & Gas Corp., et al., 86 FERC (P) 61,020, 61,053 (1999) (no additional protection needed for transmission customers where no change in ownership of transmission facilities). MidAmerican Energy Co. and MidAmerican Energy Holdings Co., 85 FERC (P) 61,354, 63,369 (1998) (no additional protection needed for transmission customers if held harmless from costs).

/29/ See, e.g., New England Power, 87 FERC at 62,146; Central Maine Power Co., 84 FERC (P) 61,030, 61,134 (1998). See also Atlantic City Electric Co., 80 FERC
(P) 61,126 (1997).

/30/ Merger Policy Statement at 68,603-04; see American Electric Power Co. and Central and Southwest Corp., 85 FERC (P) 61,201, 61,819 (1998).

states have authority to act on the merger or do not otherwise request Commission review, the Commission will find that there would be no adverse effect on state regulation, and will not set the issue for hearing. The Merger of LEC and PowerGen satisfies both elements of this test.

          1.   Federal Regulation

     Although the Merger places new holding companies over LEC, the relationship of LEC to its subsidiaries remains unchanged. Accordingly, the current federal regulatory controls over LEC and its subsidiaries are unaffected.

     PowerGen, which will become a registered utility holding company under PUHCA, will be subject to SEC regulation. To avoid any change in the pre-existing scope of federal regulation, Applicants hereby make the following commitment: with respect to any transaction involving the sale of non-power goods and services between any of the LG&E Companies and PowerGen or any of its subsidiary or affiliated companies, the LG&E Companies agree to be subject to the Commission's policy on intra-corporate transactions. Because this commitment assures that the Commission will have appropriate oversight over such sales of non-power goods and services involving the new layer of affiliate transactions resulting from the Merger, there will be no adverse effect on federal regulation from the Merger./31/

_____________________________
/31/ In addition, consistent with the requirement the Commission has imposed on other mergers involving foreign owners, PowerGen will make available upon request of the Commission all publicly available financial information and related books and records (including shareholder information, interim and annual reports, and annual results). E.g. New England Power, 87 FERC at 62,147. To the extent that PowerGen files additional financial information with the Office of Electricity Regulation in the United Kingdom, it will also make that information available to the extent such information is subject to release to the public under the applicable rules and regulations of the Office of Electricity Regulation. Moreover, PowerGen will make available upon request information necessary to support the pricing for the sales of goods and services between the PowerGen system of companies and the LG&E Companies.

          2.   State Regulation

     With respect to state regulation, there will not be any change as a result of the Merger. The Merger does not change the corporate existence, financing, operations or service of the LG&E Companies, but only imposes new holding companies above the existing holding company. Each of the LEC operating companies regulated by a state before the Merger will continue to be subject to plenary state regulatory jurisdiction after the Merger.

     In addition to the fact that the Merger will not affect state regulatory control, it is contemplated that filings will be made with those state commissions that require them. These filings will provide full information regarding the transaction and provide the affected states with an opportunity to evaluate any impact on state regulation associated with the transaction. State concerns, if any, will be addressed directly in the state proceedings. There will, therefore, be no adverse effect on state regulation as a result of the Merger.

     Accordingly, the third and final prong of the Merger Policy Statement test is satisfied.

VI.  ACCOUNTING TREATMENT

     In accordance with the Merger Policy Statement,/32/ proper accounting principles will be applied to the Merger. The proposed merger transaction will be accounted for using the purchase method of accounting. The purchase method of accounting has been approved by the Commission in similar transactions./33/ As discussed above in Section V.B., Applicants commit that they will not attempt to recover these merger-related costs through rates without first receiving
specific regulatory approval to do so.   Finally, consistent with Commission
policy,

________________________
/32/  Merger Policy Statement at 68,604.

/33/  See, e.g., New England Power, 87 FERC at 62,147.

Applicants will submit their proposed accounting entries to the Commission for approval within six months after the Merger is consummated./34/ This submission will provide all accounting entries necessary to reflect the Merger, along with appropriate narrative explanations describing the bases for the entries.

VII. INFORMATION REQUIRED OF APPLICANTS BY SECTION 33.2 OF THE COMMISSION'S REGULATIONS

     A.   The exact name and address of the principal business office.

     The address of the principal business office to be used for the LG&E Companies is:

          Louisville Gas and Electric Company
          220 West Main Street
          Louisville, Kentucky 40232

          The address of Merger Sub's principal business office is:

          Merger Sub
          c/o PowerGen plc
          53 New Broad Street

          London EC 2M 1SL
          United Kingdom

     B. Name and address of the person authorized to receive notices and communications in respect to application.

          For the LG&E Companies:

          John R. McCall                            Earle H. O'Donnell
          Executive Vice President, General         Laurel W. Glassman
          Counsel and Secretary                     Dewey Ballantine, LLP
          LG&E Energy Corp.                         1775 Pennsylvania Avenue,
          220 West Main Street                       N.W.
          Louisville, Kentucky 40232                Washington, DC 20006


_________________________
/34/ MidAmerican Energy Co., 85 FERC at 62,370; 18 C.F.R. Pt. 101, Electric Plant Instruction No. 5 and Account 102, (P) B (1998).

          For Merger Sub:

          David J. Jackson                          Steven J. Agresta
          General Counsel and Company               Stephen C. Palmer
            Secretary                               Swidler Berlin Shereff
          PowerGen                                    Friedman LLP
          53 New Broad Street                       3000 K Street, N.W.,
          London EC2M 1SL                             Suite 300
          United Kingdom                            Washington, D.C.  20007


     C.   Designation of the territories served by counties and states.

     LG&E provides service in the following counties of Kentucky: Bullitt, Green, Hardin, Hart, Henry, Jefferson, Larue, Marion, Meade, Metcalfe, Nelson, Oldham, Shelby, Spencer, Trimble and Washington.

     KU provides service in the following counties of Kentucky: Adair, Anderson, Ballard, Barren, Bath, Bell, Bourbon, Boyle, Bracken, Bullitt, Caldwell, Campbell, Carlisle, Carroll, Casey, Christian, Clark, Clay, Crittenden, Daviess, Edmonson, Estill, Fayette, Fleming, Franklin, Fulton, Gallatin, Garrard, Grant, Grayson, Green, Hardin, Harlan, Harrison, Hart, Henderson, Henry, Hickman, Hopkins, Jessamine, Knox, LaRue, Laurel, Lee, Lincoln, Livingston, Lyon, Madison, Marion, Mason, Mercer, Montgomery, Muhlenberg, McCracken, McCreary, McLean, Nelson, Nicholas, Ohio, Oldham, Owen, Pendleton, Pulaski, Robertson, Rockcastle, Rowan, Russell, Scott, Shelby, Spencer, Taylor, Trimble, Union, Washington, Webster, Whitley, and Woodford.

      KU also provides service in the following counties of Virginia: Dickenson, Lee, Russell, Scott and Wise.

     Certain other subsidiaries and joint venture provide wholesale electric service in various locations in the United States.

     None of the other affiliates of the Applicants provides electric sales or transmission service at retail or wholesale in the United States.

     D. A general statement briefly describing the facilities owned or operated for transmission of electric energy in interstate commerce or the sale of electric energy at wholesale in interstate commerce.

     See Section III, above.

     E. Whether the application is for disposition of facilities by sale, lease, or otherwise, a merger or consolidation of facilities, or for purchase or acquisition of securities of a public utility, also a description of the consideration, if any, and the method of arriving at the amount thereof.

     The Merger involves the acquisition by PowerGen of LEC as described in
Section IV of the Application, above. A copy of the Merger Agreement is included as Exhibit H to this Application.

     F. A statement of facilities to be disposed of, consolidated, or merged, giving a description of their present use and of their proposed use after disposition, consolidation, or merger. State whether the proposed disposition of facilities or plan for consolidation or merger includes all the operating facilities of the parties to the transaction.

     The Merger includes all of the operating facilities of Applicants, including all franchises, permits and operating rights owned by them and their subsidiaries. Following the Merger, all jurisdictional facilities will be operated in substantially the same manner as they are currently operated.

     G. A statement (in the form prescribed by the Commission's Uniform System of Accounts for Public Utilities and Licensees) of the cost of the facilities involved in the sale, lease, or other disposition or merger or consolidation. If original cost is not known, an estimate of original cost based, insofar as possible, upon records or data of the applicant or its predecessors must be furnished, together with a full explanation of the manner in which such estimate has been made, and a description and statement of the present custody of all existing pertinent data and records.

     No jurisdictional facilities are being transferred by sale or disposition as a result of the merger. The book costs of the facilities involved in the merger are contained in the FERC Form 1 filings of LG&E and KU.

     H. A statement as to the effect of the proposed transaction upon any contract for the purchase, sale, or interchange of electric energy.

     The Merger will not have any known effect on the rights, interests or obligations of the parties to contracts for the purchase, sale, transmission or interchange of electric energy involving LEC, the LG&E Companies or PowerGen.

     I. A statement as to whether or not any application with respect to the transaction or any part thereof is required to be filed with any other Federal or State regulatory body.

     The following are the other regulatory approvals or filings that are contemplated being made and copies are included with this Application as Exhibit G or will be provided upon filing:

     1. LEC and PowerGen will file an application with the SEC for approval of the Merger pursuant to PUHCA.

     2. LEC and PowerGen will submit to the Federal Trade Commission and the Department of Justice the information required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976. In addition, LEC and PowerGen will make a filing as required by the Exon-Florio Amendment./35/

     3. LEC and PowerGen will file requests for approval of the Merger with the Kentucky Public Service Commission and the Virginia State Corporation Commission. LEC and PowerGen also will formally notify the Tennessee Regulatory Authority of their intention to consummate the Merger.

     J. The facts relied upon by applicants to show that the proposed disposition, merger, or consolidation of facilities or acquisition of securities will be consistent with the public interest.

     See Section V, above.

_____________________________
/35/  50 U.S.C. App. (S) 2170

     K. A brief statement of franchises held, showing date of expiration if not perpetual.

     Only the retail distribution affiliates of LEC have franchises. The franchises of those companies that are set forth in Attachment 4.

     L. A form of notice suitable for publication in the Federal Register, which will briefly summarize the facts contained in the application in such way as to acquaint the public with its scope and purpose.

     A form of notice suitable for publication in the Federal Register is attached to this Application, both in hard copy form and on diskette.

VII. REQUEST FOR WAIVER OF CERTAIN EXHIBITS REQUIRED PURSUANT TO SECTION 33.3 OF THE COMMISSION'S REGULATIONS

     Applicants request waiver of the requirement to file certain of the exhibits specified in Section 33.3 of the Commission's regulations. Specifically, Applicants request waiver of Exhibit B (statement of measure of control); Exhibit C (balance sheets and supporting plant schedules); Exhibit D (statement of contingent liabilities); Exhibit E (income statement); and Exhibit F (analysis of retained earnings). Waiver of the requirement to file these exhibits is appropriate because the information contained in these exhibits is not relevant to the issues which the Commission will be examining with respect to this merger, which are governed by the Merger Policy Statement. The Merger Policy Statement abandoned the Commission's previous focus on estimated cost savings, to which most of the referenced exhibits apply. Furthermore, the merger will not affect the income, balance sheet, retained earnings or liabilities of any public utility subsidiary of LEC. The merger will merely change the ultimate shareholder of LEC. If any change in jurisdictional interlocks occurs, such change will be covered in filings to be made under Section 305 of the FPA. Applicants are filing the other exhibits required by Section 33.3. Specifically, Applicants submit the following:

     Exhibit A.  Copies of All Resolutions of Directors.
     Exhibit G.  Copies of All Applications Filed with Other Federal and State
                 Regulatory Bodies and Certified Copies of Each Order Relating Thereto, Where Applicable.
     Exhibit H.  Copies of All Contracts with Respect to the Merger.
     Exhibit I.  Map.

VIII.  PROCEDURAL MATTERS

     The facts and analysis provided in this Application demonstrate that the Merger will not have an adverse effect on competition, rates or regulation. The transaction easily satisfies all requirements of Section 203 of the FPA and the Merger Policy Statement. It is thus consistent with the public interest. Consequently, Applicants, LEC and PowerGen respectfully request that the Commission approve the Merger expeditiously on the basis of the facts and analysis set forth in this Application and without hearing by the end of July, 2000.

     IX.  CONCLUSION

     For the foregoing reasons, Applicants, LEC and PowerGen respectfully request that the Commission: (1) approve the Merger under Section 203 of the FPA, (2) grant any other authorizations, approvals or waivers necessary or appropriate to allow this Application to be accepted for filing and granted; and
(3) issue such approvals, authorizations and waivers expeditiously, without condition, modification or trial-type hearing by the end of July, 2000.

                            Respectfully submitted,

     /s/ Steven J. Agresta                    /s/ Earle H. O'Donnell
     Stephen C. Palmer                        Laurel W. Glassman
     Swidler Berlin Shereff Friedman, LLP     Dewey Ballantine, LLP
     3000 K Street, N.W., Suite 300           1775 Pennsylvania Avenue, N.W.
     Washington, DC 20007                     Washington, DC 20006
     (202) 424-7500                           (202) 862-1000

     Attorneys for Merger Sub                 Attorneys for Louisville Gas and Electric
                                              Company, Kentucky Utilities Company and
                                              Affiliated Applicants

Exhibit A
---------

                            SECRETARY'S CERTIFICATE
                            -----------------------

     I, John R. McCall, certify that I am Secretary of LG&E Energy Corp. a corporation organized and existing under the laws of the State of Kentucky (the "Company"); that I am one of the officers of the Company authorized to make certified copies of the corporate records; and as Secretary, I have access to all original records of the Company. I do hereby certify that attached hereto are resolutions of the Boards of Directors of the Company duly adopted at a meeting on February 25, 2000, and that the same are in full force and effect as of the date hereof.

     IN WITNESS HEREOF, I have signed this Certificate this 23/rd/ day of March, 2000.

                              /s/ John R. McCall
                              Secretary

   Approval of Merger Agreement, Amendment to Rights Plan and Related Matters
   --------------------------------------------------------------------------

     RESOLVED, that it is in the furtherance of long-term business strategies of LG&E Energy Corp., a Kentucky corporation (the "Company"), and advisable and in the best interests of the Company and its shareholders for the Company to enter into the Agreement and Plan of Merger by and among the Company, PowerGen plc, an English corporation ("PowerGen"), and Merger Sub, a Kentucky corporation and a wholly-owned subsidiary of PowerGen ("Merger Sub"), substantially in the form presented to the Board of Directors (the "Merger Agreement"), pursuant to which, among other things, Merger Sub would merge with and into the Company (the "Merger"), with the Company surviving the Merger, and, in accordance with the terms and conditions of the Merger Agreement, (i) each share of common stock, no par value, of the Company (the "Company Common Stock") that is owned by the Company as treasury stock, by subsidiaries of the Company, by PowerGen or by any subsidiaries of PowerGen would be canceled and cease to exist; (ii) each then issued and outstanding share of Company Common Stock, together with the associated purchase rights (the "Company Rights") under the Rights Agreement, as amended as of May 20, 1997, and as amended from time to time, between the Company and Louisville Gas and Electric Company, as rights agent (the "Company Rights Agreement"), other than shares canceled pursuant to clause (i) above and Company Dissenting Shares (as defined in the Merger Agreement), would be canceled and converted into the right to receive cash in an amount equal to $24.85, without interest thereof, as more fully described in the Merger Agreement; and (iii) the Company Dissenting Shares would be canceled and converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the Kentucky Business Corporation Act (the "BCA"), as more fully described in the Merger Agreement; and

     FURTHER RESOLVED, that the Merger Agreement, the Rights Amendment and, where applicable, the consummation of the transactions contemplated thereby, are approved in the forms presented to this meeting, and the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer and the Executive Vice President, General Counsel and Corporate Secretary of the Company (collectively, the "Authorized Officers") be, and each of them hereby is, authorized, on behalf of and in the name of the Company, to execute and deliver such agreements in the forms presented to the Board of Directors, with such changes thereto as the officer or officers executing the same shall approve, which approval shall be conclusively evidenced by such execution and delivery, subject to final approval by the Chief Executive Officer, including such changes as he may deem necessary, appropriate or advisable within the terms of these resolutions; and

     FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized and directed to obtain or enter into, in the name and on behalf of the Company, such consents, waivers, modifications or amendments of, under or with respect to, any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation or instrument which are, in the opinion of such officers, necessary or desirable in order to execute and deliver the Merger Agreement or to consummate the transactions contemplated therein; and that such Authorized Officers be, and each of them hereby is, authorized to execute and deliver any agreements, certificates, documents, letters or other instruments as they or counsel for the company may deem necessary or advisable to effectuate the foregoing, and such certificates, documents, letters and other instruments shall be in such forms as the officer or officers executing the same shall approve, as conclusively evidenced by his or their execution thereof, subject to final approval by the Chief Executive Officer, including such changes as he may deem necessary, appropriate or advisable within the terms of these resolutions; and

     FURTHER RESOLVED, that in the judgment of the Board of Directors, the aggregate consideration to be received by the shareholders of the Company for each share of Common Stock which is to be converted into the right to receive cash in connection with the Merger, as provided in the foregoing resolutions and as more fully described in the Merger Agreement, is fair; and

     FURTHER RESOLVED, that the Board of Directors hereby approves, for purposes of Section 271B.12-210 of the BCA and Section 3(a) of Paragraph C of Article Seventh of the Articles of Incorporation of the Company, the entry by PowerGen and the Company into the Merger Agreement and the consummation by PowerGen and the Company of the transactions contemplated thereby; and

Special Meeting and Recommendation to Shareholders
--------------------------------------------------

     FURTHER RESOLVED, that a special meeting of the shareholders of the Company shall be called (the "Special Meeting") in accordance with the applicable provisions of the BCA for the purpose of approving the plan of Merger, and that the Merger Agreement shall be submitted to the shareholders of the Company for approval at the Special Meeting, and the authority of the Board of directors to fix the date, time and place of the Meeting, to fix the record date for the determination of the shareholders of the Company entitled to notice of, and to vote at, the Meeting, and to take other relevant action in the foregoing respects is delegated, to the fullest extent permitted under BCA, to a special committee consisting of the Chairman of the Board and J. David Grissom (the "Special Committee"); and

     FURTHER RESOLVED, that the Board of Directors recommends that the shareholders of the Company vote to approve the Merger Agreement; and

               Governmental And Regulatory Approvals And Filings
               -------------------------------------------------

     FURTHER RESOLVED, that, if the shareholders of the Company shall have voted to approve the Merger and the Merger Agreement, and if the other conditions to the Company's obligation to effect the Merger set forth in the Merger Agreement shall have been fulfilled or duly waived, the Authorized Officers be, and each of them hereby is, authorized to consummate the Merger in accordance with the Merger Agreement and in connection therewith, to execute and, whether before or after obtaining such shareholder approval, file all applications, reports, statements, certificates, documents and other instruments in the name of the Company and its subsidiaries and, if so required, under its corporate seal or otherwise as such officer shall deem necessary or desirable for the approval of the transactions contemplated by the Merger Agreement, with the Securities and Exchange Commission (the "SEC"), Federal Energy Regulatory Commission ("FERC"), Department of Justice ("DOJ"), Federal Trade Commission ("FTC"), Federal Communication Commission ("FCC"), New York Stock Exchange ("NYSE"), Philadelphia Stock Exchange ("PSE"), Chicago Stock Exchange ("CSE"), London Stock Exchange ("LSE"), Kentucky Public Service Commission ("KPSC"), the Virginia State Corporations Commission ("VSCC"), the Tennessee Regulatory Authority ("TRA") and any other appropriate Federal, state, foreign or other governmental or regulatory authority necessary or appropriate for approval of the transactions contemplated by the Merger Agreement, with full power and authority by such officers and counsel to take any and all such action as may be necessary or advisable in their judgment to obtain such approvals, including, without limitation, appearing before the SEC, FERC, DOJ, FTC, FCC, NYSE, PSE, CSE, LSE, KPSC, VSCC, TRA or any other appropriate Federal, state or other governmental or regulatory authority; and

                          Rights Agreement Amendment
                          --------------------------

     FURTHER RESOLVED, that the Board of Directors of the Company deems it advisable and in the best interests of the Company and its shareholders that, in connection with the execution and delivery of the Merger Agreement, the Company enter into an amendment to the company Rights Agreement, substantially in the form presented to the Board of Directors, providing, among other things, that (i) neither PowerGen nor any of its Affiliates (as defined in the Company Rights Agreement) will become and "Acquiring Person" and (ii) that no "Distribution Date", "Stock Acquisition Date" or "Triggering Event" (as each such term is defined in the company Rights Agreement) shall occur as a result of the execution of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, which Rights Amendment is hereby approved, and the authorized Officers be, and each of them hereby is authorized, on behalf of and in the name of the Company, to execute and deliver the Rights Amendment, with such changes therein or thereto as the Authorized Officer or Officers executing the same shall approve, the execution and delivery of any such agreement to conclusively evidence such approval, subject to final approval by the Chief Executive Officer, including such changes as he may deem necessary, appropriate or advisable within the terms of these resolutions; and

                         Proxy Statement And Circular
                         ----------------------------

     FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, with the assistance of counsel, in the name and on behalf of the Company, to prepare a proxy statement (the "Proxy Statement") to be filed with the SEC under the Securities Act of 1934, as amended, and the rules and regulations of the SEC thereunder, and to mail the Proxy Statement to shareholders of the Company, together with a notice of meeting, in connection with the solicitation by the Board of Directors of proxies in connection with the Special Meeting and to take all action which they deem necessary and proper in connection with such filing, mailing, solicitation and meeting; and

     FURTHER RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, with the assistance of counsel, in the name and on behalf of the Company, to assist PowerGen in preparing a circular (the "Circular") to be submitted by PowerGen to the LSE for approval under the Companies Act, the Financial Services Act of 1986, as amended, and the rules and regulations made thereunder, and the rules and requirements of the LSE, and to take all action which they deem necessary and proper, including supplying all information deemed appropriate by any of the Authorized Officers in connection with such filing; and

     FURTHER RESOLVED, that the Authorized Officers of the company be, and each of them hereby is, authorized in the name and on behalf of the Company to prepare or cause to be prepared and to execute and cause to be filed with the SEC and the LSE any and all amendments and/or supplements to the Proxy Statement and the Circular, and any additional certificates, documents, letters or other instruments, as they or counsel for the Company may deem necessary or advisable, such amendments, supplements, certificates, documents, letters and other instruments to be in such forms as the officer or officers executing or directing the filing of the same shall approve, as conclusively evidenced by his, her or their execution or filing thereof; and

                   Confidentiality And Standstill Agreements
                   -----------------------------------------

     FURTHER RESOLVED, that the form, terms and provisions of the letter agreement, dated November 1, 1999, between the Company and PowerGen, copies of which have been directed to be filed with the records of the Company, be, and they hereby are, in all respects approved and adopted; and that the actions of any officer of the Company in executing, in the name and on behalf of the Company, such agreements be, and they hereby are, ratified, confirmed and approved in all respects, subject to final approval by the Chief Executive Officer, including such changes as he may deem necessary, appropriate or advisable within the terms of these resolutions; and

                       Agreement With Investment Bankers
                       ---------------------------------

     FURTHER RESOLVED, that the form, terms and provisions of the engagement letter, dated as of January 21, 2000 between the Company and The Blackstone Group L.P., a copy of which has been directed to be filed with the records of the Company be, and they hereby are, in all respects approved and adopted; and that the actions of any officer of the Company in executing, in the name and on behalf of the Company, such engagement letter be, and they hereby are, ratified, confirmed and approved in all respects; and

                         General Enabling Resolutions
                         ----------------------------

     FURTHER RESOLVED, that until further action of the Board of Directors, the Board of Directors hereby (i) delegates plenary power and authority to the Special Committee and (ii) authorizes each of the Authorized Officers to approve the taking of any actions, they payment of any costs and expenses and the forms and terms of any instruments, documents or agreements, consistent with these resolutions, in connection with the Merger, the transactions contemplated by the Merger Agreement and the other transactions referred to in or contemplated by these resolutions, including, without limitation, approval of any amendment to, waiver of, or consent under, the Merger Agreement, the Rights Amendment, or any other agreement or instrument authorized or contemplated by these resolutions, as the Special Committee or such officer shall deem necessary or desirable in connection with the Merger Agreement and the transactions contemplated thereby, subject to final approval by the Chief Executive Officer, including such changes as he may deem necessary, appropriate or advisable within the terms of these resolutions; and

     FURTHER RESOLVED, that all actions heretofore taken by any director, officer, employee or agent of the Company in connection with any matter referred to in any of the foregoing resolutions are hereby ratified, confirmed and approved in all respects; and

     FURTHER RESOLVED, that each Authorized Officer is authorized and directed to take, or cause to be taken, all actions, and to execute and deliver, or cause to be executed and delivered, all agreements, undertakings, documents, instruments and certificates, to retain such financial advisors, legal counsel and such other advisors, consultants or experts necessary or appropriate to carry out the actions contemplated in these resolutions, and to secure any appropriate advice and opinions from such advisors, consultants or experts, and to pay all charges, fees, taxes and other expenses, from time to time, as such Authorized Officer deems necessary, desirable or appropriate to provide for the consummation of the transactions contemplated by the Merger Agreement and to accomplish the purpose and intent of these resolutions, and the actions heretofore taken and to be taken by any Authorized Officer in that connection are hereby ratified, confirmed and approved in all respects; and

     FURTHER RESOLVED, that, for purposes of carrying out the foregoing resolutions, any person authorized to execute any document or take or cause to be taken any action on behalf of the Company is authorized to grant, execute and deliver a power of attorney, individually or in the name and on behalf of the Company, to any other person, whether or not an employee of the Company, as the person executing the power of attorney may deem appropriate, and any action taken by any such duly authorized person pursuant to and within the scope of any such power of attorney is hereby ratified and confirmed as the act and deed of the Company.

                                 POWERGEN plc


                            Secretary's Certificate

     The undersigned, the Company Secretary of PowerGen plc, DOES HEREBY CERTIFY, on behalf of PowerGen plc, that:

          Attached hereto as Exhibit A is a true and correct copy of the resolutions duly adopted by The Committee of the Board of PowerGen plc, which Resolutions have not been revoked, modified, amended, or rescinded and remain in full force and effect on the date hereof, except as indicated therein.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate this 22/nd/ day of March, 1999.


                                    PowerGen plc


                                    /s/ David J. Jackson
                                        Company Secretary

                                 PowerGen plc
                             (Company No: 3586615)
                                 (the Company)

                                    EXTRACT

                                   From the
                      Minutes of a Meeting of Committees
                   of the Board of Directors of the Company
                        held on Friday 25 February 2000


PRESENT:
     Mr E A Wallis       (In the Chair)
     Mr P C F Hickson
     Mr P Myners
     being a quorum

IN ATTENDANCE:
     Mr. D J Jackson

Project Libra
-------------

     Merger Agreement
     ----------------

2. There was produced to the meeting in draft form the Merger Agreement between the Company and Libra (the Merger Agreement) for the purpose of implementing the acquisition of Libra (the Merger).

3. The terms of the proposed Merger Agreement were considered in detail. After due and careful consideration IT WAS RESOLVED THAT:

     (a) the terms of the Merger Agreement in the form produced to the meeting (or with such amendments, additions or deletions thereto as any director or the Secretary of the Company may in his absolute discretion think fit) be and they are hereby APPROVED;

     (b) the execution and delivery by or on behalf of the Company of the Merger Agreement be and they are hereby APPROVED; and

     (c) any director or the Secretary of the Company be and he is hereby AUTHORISED to execute the Merger Agreement on behalf of the Company in the form produced to the meeting (or with such amendments, additions or deletions thereto as any director or the Secretary of the Company may in his absolute discretion think fit), and to execute any other documents ancillary thereto.

     Employment Contracts
     --------------------

4. It was reported that the Merger Agreement annexed proposed Contracts of Employment to be entered into a completion between Libra and certain Executives (the Employment Contracts). The Employment Contracts were considered and APPROVED.

                                                                          Page 2

9.   After due and careful consideration, IT WAS RESOLVED THAT:

     (a) the Facility be and it is hereby APPROVED and that Messrs P C F Hickson and P O'Donnell Bourke be and they are each hereby AUTHORISED to negotiate and settle the terms thereof and all other matters incidental thereto;

     (b) the guarantee given by the Company contained in the Facility Agreement is in the best interests of the Company, and the giving of similar guarantees by any subsidiary company is in the best interests of the Group;

     (c) the Facility Agreement, the Fee Letters and the Underwriting Letter be and they are hereby APPROVED;

     (d) any director, the Secretary of the Company and Mr P O'Donnell Bourke each be and he is hereby AUTHORISED to sign the Facility Agreement, the Fee Letters and the Underwriting Letter subject to such revisions or amendments (if any) as may be approved by any director, the Secretary of the company or Mr P

          O'Donnell Bourke as he shall in his absolute discretion deem necessary or desirable;

     (e) any two or more of the designated individuals set out below and any other person who may, in addition, be designated by the Secretary of the Company in writing (an Authorised Person) be and they are hereby AUTHORISED to sign and/or despatch all other documents and notices including Requests (as defined in the Facility Agreement) to be signed and/or despatched by the Company under or in connection with the Facility Agreement:

          Authorised Persons

          Group Finance Director:         P C F Hickson
          Group Treasurer:                P O'D Bourke
          Head of Corporate Treasury:     G J Wood
          Company Secretary:              D J Jackson
          Treasury Manager, Funding:      M J Head
          Treasury Manager, Funding:      S Rodd
          Treasury Manager, Operations:   G Town
          Group Project Finance Manager:  J Corrigan

     (f) any director or the Secretary of the Company be and he is hereby AUTHORISED to:

          (i) approve, agree and authorise the contents of or issue of any other document which he may, in his absolute discretion, consider to be necessary or appropriate for or incidental to the purposes of and the Facility;

     (ii) authorise the carrying into effect of any matters preparatory to or contemplated or referred to in the Facility Agreement or otherwise in connection with the Facility;

     (iii) authorise the execution and delivery, issue or release by any person of any documents approved by him, including any document to be executed as a Deed;

     (iv) give or authorise the giving by any person of any information, notice, authorisation, consent or waiver on behalf of and in the name of the Company in connection with the Facility;

     (v) appoint, instruct and authorise any agent or adviser on behalf of and in the name of the Company to do any act required for the purpose of or incidental to the Facility; and

     (vi) do all other matters, incidental to or connected with or required for the purposes of the Facility and to delegate any of the powers hereby delegated;

(g) the Secretary of the Company be INSTRUCTED to arrange forthwith for each Authorised Person to sign an incumbency certificate; and

(h) the execution on behalf of the Company of the Shareholder's Resolution be and it is hereby APPROVED subject to such revisions or amendments (if any) as may be approved by any director or the Secretary of the Company as he shall in his absolute discretion deem necessary or desirable, and any director or the Secretary of the Company be and he is hereby AUTHORISED to execute the Shareholder's Resolution in the form produced to the meeting (or with such amendments, additions or deletions thereto as any director or the Secretary of the Company may in his absolute discretion think fit).

Exhibit H

See Agreement and Plan of Merger, dated as of February 27, 2000, among PowerGen plc, LG&E Energy Corp., US Subholdco 2 and Merger Sub, filed as Exhibit B-1 to PowerGen plc's Form U-1 filed April 26, 2000, File No. 70-9671, and incorporated by reference herein.

Exhibit I

See the Maps of the Louisville Gas and Electric Company and Kentucky Utilities Company Electric Systems filed as Exhibit E-1 to PowerGen plc's Form U-1 filed April 26, 2000, File No. 70-9671, and incorporated by reference herein.

See the Map of the Big Rivers Electric System (filed on paper format on Form SE on April 26, 2000, File No. 70-9671).

                           UNITED STATES OF AMERICA
                                  BEFORE THE
                     FEDERAL ENERGY REGULATORY COMMISSION


LOUISVILLE GAS AND ELECTRIC COMPANY  )
KENTUCKY UTILITIES COMPANY           )    Docket No. EC00-___-000
MERGER SUB                           )



                                 VERIFICATION
                                 ------------

STATE OF KENTUCKY        )
                         )
COUNTY OF JEFFERSON      )

          NOW, BEFORE ME, the undersigned authority, personally came and appeared,
                                        John R. McCall

who, after first being duly sworn by me, did depose and say:

          That he is General Counsel for Louisville Gas and Electric Company and Kentucky Utilities Company which are Applicants in the above proceeding; that he has the authority to verify the foregoing Application on behalf of the LG&E Companies (as defined in the Application); that he has read said Application and knows the contents thereof; and that all of the statements contained in said Application are true and correct to the best of his knowledge and belief.


                                    /s/ John R. McCall


Subscribed and sworn to before me, this 23/rd/ day of March, 2000.


/s/ Notary Public

My Commission Expires:                      June 30, 2003
County of Residence:                        Notary Public, State at Large, KY

                           UNITED STATES OF AMERICA
                                  BEFORE THE
                     FEDERAL ENERGY REGULATORY COMMISSION


LOUISVILLE GAS AND ELECTRIC COMPANY  )
KENTUCKY UTILITIES COMPANY           )    Docket No. EC00-___-000
MERGER SUB                           )



                                 VERIFICATION

          David J. Jackson, being duly sworn upon oath, states that he is General Counsel and Company Secretary of PowerGen plc and has read the attached JOINT APPLICATION OF LOUISVILLE GAS AND ELECTRIC COMPANY et al. FOR APPROVAL OF MERGER AND RELATED AUTHORIZATIONS; that he knows the contents thereof; that the statements made therein are true and correct to the best of his knowledge, information and belief; and that he has full power and authority to sign this document on behalf of PowerGen plc.


                                   /s/ David J. Jackson


Subscribed and sworn to me this 22nd day of March, 2000.


/s/ Notary Public

My Commission Expires:                      December 14, 2000

Attachment 1

                           UNITED STATES OF AMERICA
                                  BEFORE THE
                     FEDERAL ENERGY REGULATORY COMMISSION


LOUISVILLE GAS AND ELECTRIC COMPANY  )
KENTUCKY UTILITIES COMPANY           )    Docket No. EC00-___-000
MERGER SUB                           )



                                 Affidavit of
                               Mark W. Frankena


I, Mark W. Frankena, declare:

1. My name is Mark W. Frankena. I am a Principal at Economists Incorporated, an economics consulting firm located at 1200 New Hampshire Avenue, N.W., Washington, D.C. 20036.

2. I received a Ph.D. in economics from the Massachusetts Institute of Technology in 1971. Between 1971 and 1982, I was an assistant professor and then a tenured associate professor of economics at the University of Western Ontario. Between 1982 and 1988, I held several senior positions in the Bureau of Economics of the Federal Trade Commission, one of the two federal agencies responsible for enforcing the antitrust laws. As Deputy Director for Antitrust, I was responsible for supervising approximately thirty-five economists who analyzed the competitive effects of mergers and other matters involving market power. In 1988, I joined Economists Incorporated, where I have worked on antitrust and regulatory matters involving electric power and other industries. During 1997, LG&E Energy Corp. (LEC) and KU Energy Corp. (KUC) submitted to the Commission testimony that I prepared analyzing the competitive effects of their merger. My curriculum vitae is attached as Exhibit ___ (MWF-1).

3. I have been asked by counsel for Louisville Gas and Electric Company (LG&E), Kentucky Utilities Company (KU) and PowerGen plc (PowerGen) to evaluate whether the proposed acquisition of LEC by PowerGen would be likely to reduce competition in any market for electric power in the United States. I have evaluated the potential for the proposed merger to increase horizontal market power over electric energy, capacity, power marketing or transmission service by eliminating a competitor; transmission market power by combining ownership of one company's transmission assets with the other company's generating facilities; and vertical market power over electric power by combining ownership of natural gas or other upstream market operations of one company with the downstream electric power operations of the other company.

4. My affidavit is organized as follows: Paragraph 5 discusses the standard for evaluating mergers. Paragraphs 6 and 7 summarize my analysis. Paragraphs 8 through 13 describe the merging companies. Paragraphs 14 through 17 explain my competitive analysis. Paragraph 18 states my conclusion.

5. The 1992 Department of Justice and Federal Trade Commission Merger Guidelines state that "the ultimate inquiry in merger analysis" is "whether the merger is likely to create or enhance market power or to facilitate its exercise."/1/ That is, in evaluating a merger under the Merger Guidelines and the Clayton Act, one focuses on the effects of the merger. Whether the merging companies would have market power absent the proposed merger is not relevant to the inquiry. The Commission's Merger Policy Statement has adopted the Merger Guidelines as the appropriate method for analyzing the competitive effects of mergers in the electric power industry./2/ A merger between two companies that operate in totally separate geographic areas may create or enhance market power only in highly unusual circumstances. These circumstances are addressed in the 1984 Department of Justice Merger Guidelines, which explain the Department of Justice's methodology for evaluating potential competition theories./3/

______________

/1/ Horizontal Merger Guidelines (1992, rev'd 1997), reprinted in 4 Trade Reg. Rep. (CCH) (P) 13,104, (S) 0.1.

/2/ Inquiry Concerning the Commission's Merger Policy Under the Federal Power Act; Policy Statement, Order No. 592, 61 Fed. Reg. 68,595 (Dec. 30, 1996), FERC Stats. & Regs. [Regs. Preambles 1991-1996] (P) 31,044 (1996)(codified at 18 C.F.R. Part 2), recons. denied, 79 FERC (P) 61,321(1997).

/3/  Merger Guidelines (1984), reprinted in 4 Trade Reg. Rep. (CCH) (P) 13,103,
     (S) 4.

6. My analysis leads me to conclude that the proposed acquisition will not cause any reduction in competition in any U.S. market for electric power. This is clear because the markets in which PowerGen (including its affiliates) is a seller or buyer are separated by oceans from the U.S. markets in which the LEC companies are sellers or buyers./4/ The transaction will not increase the ability or incentives of the LEC companies to behave anticompetitively.

7. The transaction cannot increase horizontal market power in any U.S. market for electric power because PowerGen is neither an actual competitor in nor an important potential entrant into any market in which the LEC companies are sellers. The transaction cannot increase transmission market power in the U.S. because PowerGen has neither transmission nor generation assets in North America. The transaction cannot increase vertical market power in the U.S. because PowerGen does not supply inputs used in generation, transmission, or distribution of electricity in North America and does not own generating assets in North America. In short, the proposed transaction is neither a horizontal nor a vertical merger. In addition, LG&E and KU will continue to provide transmission service under open access tariffs, and they will continue to fulfill the obligations imposed in connection with the merger of LEC and KUC. As a result, I conclude that the acquisition of LEC by PowerGen will not harm competition in U.S. markets for electric power.

8. LEC is a holding company whose affiliate LG&E owns and operates electric generation, transmission and distribution assets in Kentucky and whose affiliate KU owns and operates electric generation, transmission and distribution assets in Kentucky, Virginia and Tennessee. LG&E Energy Marketing, Inc. (LEM) is a FERC-authorized power marketer that owns no facilities for the generation, transmission or distribution of power. LG&E also owns and operates natural gas distribution and storage facilities in Kentucky. In addition, LEC owns several unregulated companies that market energy and develop,

__________

/4/ I use the term "LEC companies" to refer to LEC and companies in which LEC has an ownership interest that operate in U.S. electricity markets or that supply inputs to companies that generate electric power in the U.S.

     own, operate and maintain domestic and international power generation facilities that sell electric and steam energy to utility and industrial customers. The majority of the revenues for the LEC companies are derived from services provided in the United States, primarily in the Commonwealths of Kentucky and Virginia.

9. The Agreement and Plan of Merger establishes that LEC will merge with an indirect subsidiary of PowerGen, Merger Sub, with LEC continuing as the surviving corporation. LEC's outstanding shares will be canceled upon completion of the Merger, and its shareholders will receive in return a cash payment per share. The end result of the Merger will be to establish a series of holding companies above LEC, with LEC becoming an indirect wholly-owned subsidiary of PowerGen.

10. PowerGen is a leading integrated gas and electricity company in the United Kingdom holding interests in electricity generation, distribution and supply. PowerGen is the overall holding company of the PowerGen system of companies and was formed in 1998. Aside from PowerGen US Holdings, Ltd., which has been formed to effectuate the proposed transaction, PowerGen has one direct subsidiary, PowerGen UK plc (PowerGen UK).

11. PowerGen UK, a wholly-owned subsidiary of PowerGen, is a public utility company formed under the laws of England and Wales. PowerGen UK is PowerGen's principal operating subsidiary and serves as a subholding company for the balance of the PowerGen system of companies. PowerGen UK owns and operates nine coal, gas, oil and renewable fuel-fired power stations across England and Wales. PowerGen Energy plc (formerly East Midlands Electricity plc), incorporated in England and Wales, is a wholly-owned subsidiary of PowerGen UK that is engaged in the distribution and supply of electricity in the East Midlands.

12. In addition, through various subsidiaries and investments, PowerGen is also engaged in the development and operation of large scale combined heat and power plants;

     the transportation and marketing of natural gas in the United Kingdom; the trading of electricity, gas and oil in seven energy trading markets in the United Kingdom and Europe; the provision of tailored energy service products and advice to customers; and the development of onshore and off-shore wind farms in the United Kingdom and Ireland. In addition, through various other subsidiaries and investments, PowerGen is engaged in the development of generation projects and other energy-related activities in Europe, India, Asia Pacific and Australia.

13. Neither PowerGen nor any of its subsidiaries sells electricity, natural gas, other generator inputs, or transmission or distribution services for electricity or natural gas or other generator inputs in North America. Moreover, while PowerGen has considered acquisition of established U.S. companies such as LEC, absent PowerGen's proposed acquisition of LEC there is not a substantial likelihood that PowerGen would set up a new company that would compete in U.S. electric power markets in which the LEC companies are sellers. In any event, PowerGen would have no significant advantage over numerous other companies as a new entrant in U.S. electric power markets in which the LEC companies are sellers.

14. The proposed merger cannot have an adverse effect on competition in any market for electric power in the U.S. because PowerGen is not a seller in any North American market for electric power or transmission or inputs (e.g., fuel or fuel transportation services) used in the production or delivery of electric power. There are oceans between the markets in the United Kingdom and elsewhere in which PowerGen is a seller or a buyer, on the one hand, and the U.S. markets in which the LEC companies are sellers or buyers, on the other. Because PowerGen and the LEC companies are not vertically related, the transaction will not reduce competition by foreclosing access to electric transmission or generator inputs, raising rivals' costs, or facilitating anticompetitive coordination or regulatory evasion./5/

_____________

/5/ Revised Filing Requirements Under Part 33 of the Commission's Regulations, 63 Fed. Reg. at 20,349.

15. In order for PowerGen's acquisition of LEC to raise even prima facie concerns under a potential competition theory, several conditions would have to be met. One necessary (not sufficient) condition is that absent PowerGen's proposed acquisition of LEC there would be a substantial likelihood that PowerGen would set up a new company that would compete in U.S. electric power markets in which the LEC companies are sellers. A second necessary condition is that PowerGen would have significant advantages over other companies as a new entrant in these markets (or that PowerGen and at most one or two other companies would have such advantages). These necessary conditions for the potential competition theory to be relevant to the proposed merger are not met, for reasons that are stated in paragraph 13.

16. It follows from the preceding discussion that PowerGen and the LEC companies are neither competitors nor vertically related. The proposed transaction therefore is neither a horizontal nor a vertical merger. In this situation, no purpose would be served by detailed delineation of relevant markets or computation of market shares and concentration, or by supplying to the Commission the data needed for such computations. The Commission's Merger Policy Statement recognizes that mergers involving firms that do not operate in common geographic markets typically do not raise competitive concerns. According to the Merger Policy Statement:

          [I]t will not be necessary for the merger applicants to perform the screen analysis or file data needed for the screen analysis in cases where the merging firms do not have facilities or sell relevant products in common geographic markets. In these cases, the proposed merger will not have an adverse competitive impact (i.e., there can be no increase in the applicants' market power unless they are selling relevant products in the same geographic markets) so there is no need for a detailed analysis./6/

17. There is no reason to expect that the proposed acquisition would change practices of the LEC companies in ways that would be likely to reduce competition. The merger will do nothing to increase the ability of the LEC companies to raise electric power prices

_________________________________
/6/  See footnote 2, supra.

     anticompetitively in the U.S. Also, the merger will do nothing to increase the profitability to the merging companies of such an anticompetitive price increase. LG&E and KU will continue to comply with the Commission's requirements regarding provision of open, comparable access to transmission service and will continue to honor the commitments made to customers in connection with the merger of LEC and KUC.

18. Based on my competitive analysis, I conclude that the proposed acquisition of LEC by PowerGen plc will not reduce competition in any U.S. market for electric power.


I declare under penalty of perjury that the foregoing is true and correct.


                              /s/ Mark W. Frankena

                              Signed on this ____ day of March, 2000

                                                         Exhibit No. ___ (MWF-1)
                                                                    Page 1 of 12


                               CURRICULUM VITAE


                               Mark W. Frankena


Address        Economists Incorporated
               1200 New Hampshire Avenue, N.W., Suite 400
               Washington, D.C.  20036

               Voice:  (202) 833-5231
               Fax:    (202) 296-7138
               Frankena.m@ei.com
               -----------------
               http://www.ei.com
               -----------------

Education      Massachusetts Institute of Technology, Ph.D.,
                Economics, 1971
               National Science Foundation Scholarship
               Woodrow Wilson Scholarship

               Swarthmore College, B.A. with Highest Honors,
                Economics, 1965

Employment     Economists Incorporated (1988 - present)
               Principal

               U.S. Federal Trade Commission, Bureau of Economics
                (1982) - 1988)
               Deputy Director for Antitrust (1987 - 1988)
               Deputy Director for Economic Policy Analysis
                (1986 - 1987)
               Economic Advisor to the Chairman (1986)
               Assistant Director for Consumer Protection
                (1985 - 1986)
               Assistant to the Deputy Director, Antitrust (1985) Deputy Assistant Director, Consumer Protection
                (1985)
               Staff Economist, Antitrust (1983 - 1984),
                Consumer Protection (1982 - 1983)
               Senior Executive Service (1986 - 1988)
               Senior Executive Service Award (1987)
               Award for Excellence in Economics (1985)

                                                         Exhibit No. ___ (MWF-1)
                                                                    Page 2 of 12

Employment     University of Western Ontario, Department of
   (cont.)       Economics (1971 - 1982)
               Associate Professor, tenured (1976 - 1982)
               Director of Graduate Studies (1977 - 1978)
               Associate Director of Graduate Studies (1976 - 1977)
               Assistant Professor (1971 - 1976)

Testimony      Prepared testimony and rebuttal testimony on behalf of UtiliCorp
               United, St. Joseph Light & Power, and Empire District Electric concerning competitive effects of their mergers, Federal Energy
               Regulatory Commission, Docket Nos. EC00-27 and EC00-28, November
               23, 1999, February 11, 2000.

               Economic report and two depositions on behalf of plaintiff, a district energy company, concerning violation of the Sherman Act and damages, Cleveland Thermal Energy Corp. v. CEI, U.S. District Court, Northern District of Ohio, Eastern Division, Case No. 1:97 CV 3023, July 29, 1999, Aug. 18, 1999, October 14, 1999.

               Testimony and cross-examination on behalf of Carolina Utility Consumers Association concerning competitive effects of merger of SCANA Corp. and Public Service Co. of North Carolina, North Carolina Utilities Commission, Docket Nos. G-5, Sub 400, G-43, Sub O, Sept. 13, 1999, Sept. 29, 1999.

               Affidavit on behalf of Virginia Municipal Electric Association concerning competitive effects of merger of Dominion Resources and Consolidated Natural Gas, Federal Energy Regulatory Commission, Docket No. EC99-81, Aug. 6, 1999.

               Testimony, surrebuttal testimony, and cross-examination on behalf of Enron on Arizona Public Service electric industry restructuring settlement agreement, Arizona Corporation Commission, Docket No. E-01345A-98-0473, June 30, 1999, and July 15, 1999.

_______________
Curriculum Vitae
Mark W. Frankena
Pg. 2

                                                         Exhibit No. ___ (MWF-1)
                                                                    Page 3 of 12

Testimony      Prepared testimony and affidavit on behalf of UtiliCorp
  (cont.)      United concerning competitive effects of the merger of Western
               Resources and Kansas City Power & Light, Federal Energy
               Regulatory Commission, Docket No. EC 97-56, Nov. 17, 1997, Feb.
               1, 1999.

               Economic report on behalf of defendant Quality King Distributors concerning salon hair care products, Nexxus et al. v. CVS et al., U.S. District Court, Massachusetts, C.A. 97-40197 (PBS), Jan. 29, 1999.

               Affidavit on behalf of Minnesota Power concerning transmission by Northern States Power, Federal Energy Regulatory Commission, Docket No. EL99-20, Dec. 21, 1998.

               Prepared testimony on behalf of the Arizona Attorney General concerning effects of electric industry restructuring settlement agreements on market power, Arizona Corporation Commission, Docket No. RE-00000C-94-0165, Nov. 30, 1998.

               Affidavit and participation in technical conference on behalf of Barrick and Newmont gold mines concerning remedies for Sierra Pacific Power's market power, Public Service Commission of Nevada, Docket No. 97-8001, May 15, 1998.

               Prepare testimony on behalf of WPS Resources and Upper Peninsula Energy concerning competitive effects of their merger, Federal Energy Regulatory Commission, Docket EC98-27, Jan. 23, 1998. The Commission approved the merger as proposed, 83 FERC (P)61, 196.

               Affidavit on behalf of the Maine Attorney General on New England Power Pool's proposal for detection and mitigation of market power, Federal Energy Regulatory Commission, Docket Nos. OA97-237 and ER97-1079, Jan. 23, 1998.

__________________
Curriculum Vitae
Mark W. Frankena
Pg. 3

                                                         Exhibit No. ___ (MWF-1)
                                                                    Page 4 of 12

Testimony      Affidavits on behalf of LG&E Energy affiliates providing
  (cont.)      hub-and-spoke analyses in support of applications for market-
               based pricing, Federal Energy Regulatory Commission, Docket Nos:
               ER98-__ and ER98-__, Dec. 31, 1997.

               Prepared testimony on behalf of LG&E and Kentucky Utilities providing an analysis of their merger using the methodology specified by Appendix A of FERC's Merger Policy Statement, Federal Energy Regulatory Commission, Docket No. EC98-2, Oct. 9, 1997. Cited in Commission order approving merger as proposed, 82 FERC (P)61,308.

               Affidavit on behalf of the City of Austin concerning competitive effects of the merger of PG&E Corporation and Valero Energy, Federal Energy Regulatory Commission, Docket No. EC97-22, May 23, 1997.

               Prepared testimony and on behalf of Commission Staff concerning market power of Sierra Pacific Power and Nevada Power in a restructured electric industry, Public Service Commission of Nevada, Docket No. 95-9022, January 31, 1997.

               Testimony, surrebuttal testimony and cross-examination on behalf of Madison Gas & Electric, Citizens' Utility Board, the Wisconsin Electric Cooperative Association, and the Wisconsin Industrial Energy Group concerning competitive effects of the merger of Northern States Power and Wisconsin Electric Power, Public Service Commission of Wisconsin, Docket No. 6630-UM-100/4420-UM-101, Oct. 8, Oct. 30, and Nov. 5, 1996.

               Testimony and cross-examination on behalf of Madison Gas & Electric and others concerning competitive effects of the merger of Northern States Power and Wisconsin Electric Power, Federal Energy Regulatory Commission, Docket EC95-16, May 10 and June 11, 1996. Cited in Commission order rejecting merger as proposed, 79 FERC (P)61,158.

___________________
Curriculum Vitae
Mark W. Frankena
Pg. 4

                                                         Exhibit No. ___ (MWF-1)
                                                                    Page 5 of 12

Testimony      Affidavit on market definition, Caribbean Broadcasting System,
   (cont.)     LTD., et al., v. Cable and Wireless P.L.C., et al., U.S. District
               Court, January 31, 1994.

               Affidavit on behalf of Occidental Chemical Corp. concerning competitive effects of the acquisition of Gulf States Utilities by Entergy, Federal Energy Regulatory Commission, Docket EC92-21, September 28, 1992.

               Testimony and cross-examination on behalf of Public Service of New Hampshire concerning competitive effects of the acquisition of PSNH by Northeast Utilities, U.S. Bankruptcy Court, November 1989.


Add'l          Competitive analysis of PECO Energy's proposed acquisition of
Electric       Pennsylvania Power and Light on behalf of the latter.
and Gas
Experience

               Competitive analysis of Southern California Edison's proposed merger with San Diego Gas & Electric for Federal Energy Regulatory Commission and California Public Utilities Commission proceedings on behalf of the City of San Diego.

               Evaluation of competition issues in electric restructuring and in merger of American Electric Power and Central and South West on behalf of latter.

               Competitive analysis of mergers between Public Service of New Mexico and Gas Company of New Mexico, Duke Power and PanEnergy, Carolina Power and Light and North Carolina Natural Gas, and other electric and gas companies.

               Competitive analysis of gas pipeline mergers between MidCon and United Energy Resources, and between InterNorth and Houston Natural Gas.

__________________
Curriculum Vitae
Mark W. Frankena
Pg. 5

                                                         Exhibit No. ___ (MWF-1)
                                                                    Page 6 of 12

Add'l Electric   Reports on market power in electric power markets in Spain on
       and Gas   behalf of the Spanish National Electric Regulatory Commission
    Experience   and in New York on behalf of an energy services company.
       (cont.)

                 Competitive analysis of the proposed merger of four Dutch electric generating companies on behalf of the Dutch Competition Authority.

                 Review of study of competitive effects of synchronous interconnection of ERCOT and the SPP on behalf of Public Utility Commission of Texas staff.

   Invited Pre-  American Bar Association,
  sentations on     Annual Meeting, August 1997
    Analysis of     Electricity Conference, February 1998
   Market Power     Annual meeting, mock trial witness, August 1998
In the Electric  Federal Energy Bar Association,
        and Gas     Meeting, November 1997
     Industries  U.S. Department of Justice and Federal Trade
                    Commission, Conference, April 1996
                 Federal Trade Commission, Bureau of Economics
                    Retreat, December 1997
                 Federal Energy Regulatory Commission,
                    Staff Seminar, September 1997
                 Edison Electric Institute, Economics Committee,
                    May 1996, October 1998
                 National Association of Regulatory Utility Commissioners,
                    NARUC/DOE Electricity Forum, December 1997
                    Conference, March 1998
                 Kansas, Missouri & Oklahoma Commissions & Universities,
                    Rate Symposium, April 1999
                 Spanish National Electric Regulatory Commission,
                    December 1996, February 1997
                 Electricity Consumers Resource Council (ELCON),
                    Annual Seminar, October 1996
                 Institute of Public Utilities,
                    Conference, November 1996

________________
Curriculum Vitae
Mark W. Frankena
Pg. 6

                                                         Exhibit No. ___ (MWF-1)
                                                                    Page 7 of 12

Experience          Mass Media and Advertising
with Other          --------------------------
Industries
                    Competitive analyses of cable network mergers:
                    CNBC/FNN financial news networks on behalf of NBC; HSN/QVC home shopping networks on behalf of TCI.

                    Cable television antitrust suit by Viacom against TCI on behalf of the latter.

                    Children's television programming antitrust suit by Buena Vista against Fox on behalf of the latter.

                    Online database antitrust suit by Dialog against American Chemical Society on behalf of former.

                    Federal Communications Commission rulemakings on station ownership and financial interest and syndication rules on behalf of ABC, CBS, and NBC.

                    Competition between cable television and direct-broadcast satellites on behalf of National Cable Television Association.

                    Telecommunications
                    ------------------

                    Deceptive advertising litigation between MCI and AT&T on behalf of former.

                    Federal Communications Commission rulemakings on mobile telecommunications services on behalf of AT&T Wireless.

                    Market power analysis and damage estimate for satellite communications monopolization suit by PanAmSat against Comsat.

                    Competitive analysis of a merger of two regional Bell operating companies on behalf of a ratepayer group.

________________
Curriculum Vitae
Mark W. Frankena
Pg. 7

                                                         Exhibit No. ___ (MWF-1)
                                                                    Page 8 of 12

Experience          Other Industries
with Other          ----------------
Industries
   (cont.)          Competitive analyses of mergers and joint ventures involving power transformers and other heavy electric equipment, small electric motors, petroleum refining, oilfield and refinery chemicals, automobiles, specialty vehicles, sheets and towels, soft drinks, salon hair care products and numerous other manufacturing and service industries.

Publications        Antitrust (1985 - Present)
                    --------------------------

                    Antitrust Policy for Declining Industries, with P. Pautler, FTC Bureau of Economics, 1985, 108 pages.

                    "FERC's Acceptance of Market-Based Pricing: An Antitrust Analysis," with Barry C. Harris, The Electricity Journal, June 1992, pp. 38-51.

                    "Competitive Issues in Electric Utility Mergers," with Bruce M. Owen, International Merger Law, October 1992.

                    "Antitrust Analysis of Electric Utility Mergers after the Energy Policy Act," with Bruce M. Owen, International Merger Law, February 1993.

                    "Flawed Reasoning," with Bruce M. Owen, Public Utilities Fortnightly, July 15, 1993, pp. 25-27. (On FERC's decision not to investigate competitive effects on the Entergy/GSU merger.)

                    Electric Utility Mergers: Principles of Antitrust analysis, with Bruce M. Owen, Praeger, Westport, CT, 1994.

                    "Odd Bedfellows," Energy, June 1996, pp. 9-14. (On impediments to electric utility mergers.)

                    "FERC Must Fix Its Electric Utility Merger Policy," The Electricity Journal, October 1996, pp. 32-43.

________________
Curriculum Vitae
Mark W. Frankena
Pg. 8

                                                         Exhibit No. ___ (MWF-1)
                                                                    Page 9 of 12

Publications        "Electric Utility mergers: A U.S. Perspective on Market
     (cont.)        Power" ("Fusiones de Empresas de Servicios Electricos:
                    Perspectiva Esadounidense del Poder Sobre el Mercado"), prepared for the Spanish National Electric Regulatory
                    Commission, January 1997.

                    "Market Power in the Spanish Electric Power Industry," Spanish National Electric Regulatory Commission, March 1997.

                    "Why Applicants Should Use Computer Simulation Models to Comply with the FERC's New Merger Policy," with John R. Morris, Public Utilities Fortnightly, Feb. 1, 1997, pp. 22-26.

                    "Competitive Issues in Mergers between Electric and Gas Companies," in Where Are We Now? Electric Power in Transition, ABA Aug. 1997.

                    "Analyzing Market Power Using Appendix A of FERC's Merger Policy Statement," CCH Power and Telecom Law,
                    January/February 1998.

                    "Competition Simulation Models Enter the World of Energy Litigation," with John R. Morris, Power, ABA Section of Antitrust Law, Winter 1998, pp. 8-12.

                    Addressing Market Power: The Next Step in Electric Restructuring, with R. J. Binz, Competition Policy Institute, June 1998, 81 pages. (Available free at http://www.cpi.org)
                    ------------------

                    "Geographic Market Delineation for Electric Utility Mergers," accepted for publication in The Antitrust Bulletin.

                    "Vertical Mergers: Analysis of Competitive Effects in Markets for Electric Power," attached to comments of Edison Electric Institute on FERC's merger policy in Docket No. RM98-4, Aug. 24, 1998.

_________________
Curriculum Vitae
Mark W. Frankena
Pg. 9

                                                         Exhibit No. ___ (MWF-1)
                                                                   Page 10 of 12

Publications        "An Economic Evaluation of the Federal Communications
     (cont.)        Commission's Commercial Mobil Radio Services Spectrum Cap,"
                    with B.M. Owen, attached to comments of AT&T Wireless
                    Services in FCC WT Docket No. 98-205, Jan. 25, 1999.

                    "Antitrust Pitfalls for Electric and Gas Utilities that compete with District Energy," CCH Power and Telecom Law, July/Aug. 1999, pp. 19-29.

                    Consumer Protection (1985)
                    --------------------------

                    Alcohol Advertising, Consumption and Abuse, with others, FTC Bureau of Economics, 1985, 53 pages.

                    Urban Economics (1973 - 1987)
                    -----------------------------

                    "Income Distributional Effects of Urban Transit Subsidies," Journal of Transport Economics and Policy, September 1973, pp. 215-230.

                    "Alternative Modes of Rent control," Urban Studies, October 1975, pp. 303-308.

                    "A Bias in Estimating Urban Population Density Functions," Journal of Urban Economics, January 1978, pp. 35-45.

                    "The Demand for Urban Bus Transit in Canada," Journal of Transport Economics and Policy, September 1978, pp. 280-303.

                    Urban Transportation Economics, Butterworths, Toronto, 1979, 141 pages. (Japanese edition, 1983)

                    Economic Analysis of Provincial Land Use Policies in Ontario, with D.T. Scheffman, University of Toronto Press, 1980, 171 pages.

________________
Curriculum Vitae
Mark W. Frankena
pg. 10

                                                         Exhibit No. ___ (MWF-1)
                                                                   Page 11 of 12

Publications        "A Theory of Development Controls in a 'Small' City,"
(cont.)             with D.T. Scheffman, Journal of Public Economics, April
                    1981, pp. 203-234.

                    "The Effects of Alternative Urban Transit Subsidy Formulas," Journal of Public Economics, June 1981, pp. 337-348.

                    "Intrametropolitan Location of Employment," Journal of Urban Economics, September 1981, pp. 256-269.

                    Urban Transportation Financing: Theory and Policy, University of Toronto Press, 1982, 232 pages.

                    "The Efficiency of Public Transport Objectives and Subsidy Formulas," Journal of Transport Economics and Policy, January 1983, pp. 67-76.

                    An Economic Analysis of Taxicab Regulation, with P. Pautler, FTC Bureau of Economics, May 1984, 176 pages.

                    "Taxicab Regulation: An Economic analysis," with P. Pautler, in R. Zerbe, ed., Research in Law and Economics, Vol. 9, JAI Press, Greenwich, Conn., 1986, pp. 129-65.

                    "Capital-Biased Subsidies, Bureaucratic Monitoring and Bus Scrapping," Journal of Urban Economics, 1987, pp. 180-93.

                    International Trade (1972 - 1975)
                    ---------------------------------

                    "Restrictions on Exports by Foreign Investors: The Case of India," Journal of World Trade Law, September -October 1972, pp. 575-593.

                    "Marketing Characteristics and Prices of Exports of Engineering Goods from India," Oxford Economic Papers, March 1973, pp. 127-132.

________________
Curriculum Vitae
Mark W. Frankena
Pg. 11

                                                         Exhibit No. ___ (MWF-1)
                                                                   Page 12 of 12

Publications        "The Industrial and Trade Control Regime and Product
     (cont.)        Designs in India," Economic Development and Cultural Change,
                    January 1974, pp. 249-264.

                    "Devaluation, Recession and Non-Traditional Manufactured Exports from India," Economic Development and Cultural Change, October 1975, pp. 109-137.

                    "Revival and Expansion of Export Subsidies" (co-author), Chapter 7 of J.N. Bhagwati and T.N. Srinivasan, Foreign Trade Regimes and Economic Development: India, National Bureau of Economic Research, New York, 1975, pp. 99-110.

                    Corporate Finance (1969 - 1971)
                    -------------------------------

                    "The Yield Spread Between New and Seasoned Corporate Bonds," with J.W. Conard, in J.M. Guttentag and P. Cagan, eds., Essays on Interest Rates, Vol. 1, National Bureau of Economic Research, 1969, pp. 143-222.

                    "The Influence of Call Provisions and Coupon Rate on the Yields of Corporate Bonds," in J.M. Guttentage, ed., Essays on Interest Rates, Vol. 2, National Bureau of Economic Research, New York, 1971, pp. 134-186.

________________
Curriculum Vitae
Mark W. Frankena
Pg. 12

Attachment 2

                             RATEPAYER PROTECTION

------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Protection Affected
                                                                                                               by PowerGen
                                                                   Description of                                Merger?
                Customer                                        Ratepayer Protection                             (Yes/No)
------------------------------------------------------------------------------------------------------------------------------
Full-Service Wholesale Requirements Customers
------------------------------------------------------------------------------------------------------------------------------
City of Barbourville, KY              .      Base rate cap for 5 years                                             No
City of Bardstown, KY                 .      No changes to base rates under Section 205 for 5 years
City of Bardwell, KY                         absent extraordinary circumstances*
City of Benham, KY                    .      Allocable share of total $4.5 million base rate
City of Corbin, KY                           reduction through monthly credits for non-fuel merger
City of Falmouth, KY                         savings over 5 years
City of Frankfort, KY                 .      Allocable share of total estimated $4.5 million reduction
City of Madisonville, KY                     in fuel costs through fuel adjustment clause over 10 years
City of Nicholasville, KY             .      No costs of merger included in fuel adjustment clause
City of Providence, KY                .      Guaranteed minimum credit for entitlement to SEPA power
------------------------------------------------------------------------------------------------------------------------------
Berea College                         .      Base rate cap for 5 years                                             No
                                      .      No changes to base rates under Section 205 for 5 years absent extraordinary circumstances*
                                      .      Allocable share of total $4.5 million base rate reduction
                                             through monthly credits for non-fuel merger savings over 5 years
                                      .      Allocable share of total estimated $4.5 million reduction in fuel costs through fuel adjustment clause over 10 years
                                      .      No costs of merger included in fuel adjustment clause
------------------------------------------------------------------------------------------------------------------------------
Partial-Requirements Wholesale Service Customer
------------------------------------------------------------------------------------------------------------------------------
City of Paris, KY                     .      Base rate cap for 5 years                                             No
                                      .      No changes to base rates under Section 205 for 5 years absent extraordinary circumstances*
                                      .      Allocable share of total $4.5 million base rate reduction
                                             through monthly credits for non-fuel merger savings over 5 years
                                      .      Allocable share of total estimated $4.5 million reduction in fuel costs through fuel adjustment clause over 10 years
                                      .      No costs of merger included in fuel adjustment clause
                                      .      Guaranteed minimum credit for entitlement to SEPA power
------------------------------------------------------------------------------------------------------------------------------
_________________________________
               *    "Extraordinary circumstances" defined as a change in law or the occurrence of circumstances or events that materially impair or damage LGE/KU's credit or operations.
               Applicants commit not to deem the Merger or the incurrence of costs associated therewith as
               "extraordinary circumstances."

------------------------------------------------------------------------------------------------------------------------------
                                                                                                           Protection Affected
                                                                                                               by PowerGen
                                                                   Description of                                Merger?
                Customer                                        Ratepayer Protection                            (Yes/No)
------------------------------------------------------------------------------------------------------------------------------
Other Sales Agreements
------------------------------------------------------------------------------------------------------------------------------
East Kentucky Power Corp.             .      Will not file for Section 205 change for five years in                No
Indiana Municipal Power Agency               rates absent extraordinary circumstances
------------------------------------------------------------------------------------------------------------------------------

Wholesale Transmission
------------------------------------------------------------------------------------------------------------------------------
East Kentucky Power Corp.             .      Same fixed rate for base load                                         No
(Interconnection Agreement with KU)   .      New lower single-system tariff rate for demand above base load
                                      .      Will not file for Section 205 change in rates for five years absent extraordinary circumstances
------------------------------------------------------------------------------------------------------------------------------
East Kentucky Power Corp.             .      Will not file for Section 205 change in rates absent extraordinary    No
(Interconnection Agreement with LG&E)        circumstances
------------------------------------------------------------------------------------------------------------------------------
East Kentucky Power Corp.             .      New single-system tariff rate (base plus additional load)             No
(KU-East Kentucky Gallatin Agreement)        (rate decrease)
                                      .      Will not file for Section 205 change in rates for five years absent extraordinary circumstances
------------------------------------------------------------------------------------------------------------------------------
Tennessee Valley Authority            .      Contract rate for monthly maximum reservation remains unchanged       No
                                      .      New lower single-system rate for demand above monthly maximum demand
                                      .      Will not file for Section 205 change in rates for five years absent extraordinary circumstances
                                      .      LG&E commitment not to exercise right to terminate transmission agreement for five years
------------------------------------------------------------------------------------------------------------------------------
Indiana Municipal Power Agency        .      Grandfathered existing transmission rate for 5 year period            No
Illinois Municipal Electric Agency    .      Will not file for Section 205 change in rates for five years absent extraordinary circumstances
------------------------------------------------------------------------------------------------------------------------------

Attachment 3


See Existing Electric Generating Facilities (filed on paper on Form SE on April 26, 2000, File No. 70-9671).

Attachment 4

                LOUISVILLE GAS AND ELECTRIC COMPANY FRANCHISES

------------------------------------------------------------------------------
City                          Kind of Franchise        Date of Expiration
------------------------------------------------------------------------------
Anchorage                     Gas and Electric         January 27, 1995
------------------------------------------------------------------------------
Audubon Park                  Gas                      March 28, 2003
------------------------------------------------------------------------------
Bancroft                      Gas and Electric         April 6, 1991
------------------------------------------------------------------------------
Barbourmeade                  Gas and Electric         March 21, 2003
------------------------------------------------------------------------------
Bardstown                     Gas                      March 8, 2006
------------------------------------------------------------------------------
Bedford                       Gas                      December 5, 2006
------------------------------------------------------------------------------
Beechwood Village             Gas and Electric         April 1, 1995
------------------------------------------------------------------------------
Bellemeade                    Gas and Electric         May 14, 1999
------------------------------------------------------------------------------
Bellewood                     Gas and Electric         April 12, 1991
------------------------------------------------------------------------------
Blue Ridge Manor              Gas and Electric         November 15, 2004
------------------------------------------------------------------------------
Brandenburg                   Gas and Electric         September 14, 2001
------------------------------------------------------------------------------
Briarwood                     Gas and Electric         April 9, 1999
------------------------------------------------------------------------------
Broadfields                   Gas and Electric         April 16, 1999
------------------------------------------------------------------------------
Brownsboro Farm               Gas and Electric         August 7, 1987
------------------------------------------------------------------------------
Brownsboro Village            Gas and Electric         June 10, 1995
------------------------------------------------------------------------------
Cambridge                     Gas and Electric         November 14, 1994
------------------------------------------------------------------------------
Campbellsburg                 Gas                      September 25, 2007
------------------------------------------------------------------------------
Cold Stream                   Gas and Electric         November 17, 2005
------------------------------------------------------------------------------
Creekside                     Gas and Electric         April 10, 1998
------------------------------------------------------------------------------
Crestwood                     Gas and Electric         December 13, 1991
------------------------------------------------------------------------------
Crossgate                     Gas and Electric         February 17, 1989
------------------------------------------------------------------------------
Druid Hills                   Gas and Electric         April 21, 1991
------------------------------------------------------------------------------
Eminence                      Gas                      August 3, 2002
------------------------------------------------------------------------------
Fairmeade                     Gas and Electric         March 3, 1995
------------------------------------------------------------------------------
Forest Hills                  Gas and Electric         March 2, 2001
------------------------------------------------------------------------------
Graymoor-Devondale            Gas and Electric         February 17, 2001
------------------------------------------------------------------------------
Hickory Hill                  Gas and Electric         August 15, 1999
------------------------------------------------------------------------------
Hillview                      Gas and Electric         November 18, 1994
------------------------------------------------------------------------------
Hodgenville                   Gas                      April 10, 1999

------------------------------------------------------------------------------
Hollow Creek                  Gas and Electric         August 3, 1991
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Hollyvilla                    Gas and Electric         October 13, 2001
------------------------------------------------------------------------------
Houston Acres                 Gas and Electric         February 12, 1999
------------------------------------------------------------------------------
Indian Hills                  Gas and Electric         November 1, 2002
------------------------------------------------------------------------------
Jeffersontown                 Gas and Electric         May 7, 1993
------------------------------------------------------------------------------
Keenland                      Gas and Electric         April 21, 1999
------------------------------------------------------------------------------
Kingsley                      Gas and Electric         September 3, 2001
------------------------------------------------------------------------------
LaGrange                      Gas                      July 6, 1990
------------------------------------------------------------------------------
Langdon Place                 Gas and Electric         April 8, 1998
------------------------------------------------------------------------------
Lincolnshire                  Gas and Electric         April 15, 1995
------------------------------------------------------------------------------
Loretto                       Gas                      May 18, 2007
------------------------------------------------------------------------------
Louisville                    Gas                      October 15, 1996
------------------------------------------------------------------------------
Louisville (Gooch)            Electric                 Perpetual
------------------------------------------------------------------------------
Lyndon                        Gas and Electric         December 9, 2005
------------------------------------------------------------------------------
Lynnview                      Gas and Electric         May 5, 1995
------------------------------------------------------------------------------
Manor Creek                   Gas and Electric         May 26, 1992
------------------------------------------------------------------------------
Maryhill Estates              Gas and Electric         May 18, 2007
------------------------------------------------------------------------------
Meadow Vale                   Gas and Electric         March 8, 1988
------------------------------------------------------------------------------
Meadowbrook Farm              Gas and Electric         March 1, 1996
------------------------------------------------------------------------------
Meadowview Estates            Gas and Electric         April 23, 1995
------------------------------------------------------------------------------
Middletown                    Gas and Electric         November 15, 1999
------------------------------------------------------------------------------
Minor Lane Heights            Gas and Electric         February 9, 2001
------------------------------------------------------------------------------
Moorland                      Gas and Electric         February 10, 2001
------------------------------------------------------------------------------
Mt. Washington                Gas and Electric         June 9, 1995
------------------------------------------------------------------------------
Muldraugh                     Gas and Electric         March 3, 1995
------------------------------------------------------------------------------
New Castle                    Gas                      August 3, 2002
------------------------------------------------------------------------------
Norbourne Estates             Gas and Electric         May 6, 1995
------------------------------------------------------------------------------
Northfield                    Gas and Electric         August 27, 1999
------------------------------------------------------------------------------
Norwood                       Gas and Electric         December 16, 1996
------------------------------------------------------------------------------
Old Brownsboro Place          Gas and Electric         July 5, 1998
------------------------------------------------------------------------------
Orchard Grass Hills           Gas and Electric         June 8, 2002

------------------------------------------------------------------------------
Peewee Valley                 Gas and Electric         June 2, 1995
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Pioneer Village               Gas and Electric         September 17, 1995
------------------------------------------------------------------------------
Plantation                    Gas and Electric         February 16, 2001
------------------------------------------------------------------------------
Pleasureville-(Henry County)  Gas                      May 10, 2003
------------------------------------------------------------------------------
Pleasureville-(Shelby County) Gas                      May 10, 2003
------------------------------------------------------------------------------
Plymouth Village              Gas and Electric         January 25, 1998
------------------------------------------------------------------------------
Radcliff                      Gas                      April 18, 1998
------------------------------------------------------------------------------
Richlawn                      Gas and Electric         June 8, 1990
------------------------------------------------------------------------------
River Bluff                   Gas and Electric         August 8, 2008
------------------------------------------------------------------------------
Rolling Hills                 Gas and Electric         July 12, 2006
------------------------------------------------------------------------------
Seneca Gardens                Gas and Electric         December 20, 2002
------------------------------------------------------------------------------
Shepherdsville                Gas and Electric         August 13, 2001
------------------------------------------------------------------------------
Shively                       Gas and Electric         May 24, 2002
------------------------------------------------------------------------------
Simpsonville                  Gas                      May 14, 1999
------------------------------------------------------------------------------
Smithfield                    Gas                      August 7, 2002
------------------------------------------------------------------------------
South Park View               Gas and Electric         October 14, 2001
------------------------------------------------------------------------------
Spring Valley                 Gas and Electric         November 20, 2005
------------------------------------------------------------------------------
St. Matthews                  Gas and Electric         March 11, 1995
------------------------------------------------------------------------------
St. Regis Park                Gas and Electric         October 17, 1994
------------------------------------------------------------------------------
Strathmoor Gardens            Gas and Electric         November 10, 2006
------------------------------------------------------------------------------
Strathmoor Manor              Gas and Electric         March 12, 1999
------------------------------------------------------------------------------
Strathmoor Village            Gas and Electric         February 6, 1999
------------------------------------------------------------------------------
Sycamore                      Electric                 October 6, 2000
------------------------------------------------------------------------------
Ten Broeck                    Gas and Electric         April 15, 2000
------------------------------------------------------------------------------
Thornhill                     Gas and Electric         May 7, 1998
------------------------------------------------------------------------------
Vine Grove                    Gas                      April 3, 1998
------------------------------------------------------------------------------
Wellington                    Gas and Electric         August 16, 2006
------------------------------------------------------------------------------
West Buechel                  Gas and Electric         August 12, 1994
------------------------------------------------------------------------------
West Point                    Gas and Electric         April 5, 2002
------------------------------------------------------------------------------
Westwood                      Gas and Electric         December 5, 1987
------------------------------------------------------------------------------
Whipps Millgate               Gas and Electric         September 15, 1989

------------------------------------------------------------------------------
Wildwood                      Gas and Electric         November 21, 2005
------------------------------------------------------------------------------

------------------------------------------------------------------------------
Winding Falls                 Gas and Electric         July 17, 1998
------------------------------------------------------------------------------
Windy Hills                   Gas and Electric         December 9, 1994
------------------------------------------------------------------------------
Woodland Hills                Gas and Electric         October 27, 2001
------------------------------------------------------------------------------
Woodlawn Park                 Gas and Electric         May 19, 1995
------------------------------------------------------------------------------
Worthington Hills             Gas and Electric         October 19, 2002
------------------------------------------------------------------------------

                    MUNICIPALITIES WITHOUT LG&E FRANCHISES

------------------------------------------------------------------------------
City                                    Date of Expiration
------------------------------------------------------------------------------
Broeck Pointe
------------------------------------------------------------------------------
Cherrywood Village
------------------------------------------------------------------------------
Devondale
------------------------------------------------------------------------------
Douglass Hills
------------------------------------------------------------------------------
Fincastle
------------------------------------------------------------------------------
Fox Chase
------------------------------------------------------------------------------
Glenview
------------------------------------------------------------------------------
Glenview Hills
------------------------------------------------------------------------------
Glenview Manor
------------------------------------------------------------------------------
Goose Creek
------------------------------------------------------------------------------
Green Spring
------------------------------------------------------------------------------
Hebron Estates
------------------------------------------------------------------------------
Hills and Dales
------------------------------------------------------------------------------
Hunters Hollow
------------------------------------------------------------------------------
Hurstbourne
------------------------------------------------------------------------------
Hurstbourne Acres
------------------------------------------------------------------------------
Indian Hills - (Cherokee Section)
------------------------------------------------------------------------------
Mockingbird Valley
------------------------------------------------------------------------------
Murray Hill
------------------------------------------------------------------------------
Park Lake
------------------------------------------------------------------------------
Parkway Village
------------------------------------------------------------------------------
Poplar Hills
------------------------------------------------------------------------------
Prospect
------------------------------------------------------------------------------
Riverwood
------------------------------------------------------------------------------
Robinswood
------------------------------------------------------------------------------
Rolling Fields
------------------------------------------------------------------------------
Springlee
------------------------------------------------------------------------------
Spring Mill
------------------------------------------------------------------------------
Watterson Park
------------------------------------------------------------------------------
Goshen
------------------------------------------------------------------------------

              List of KU Franchises and Their Date of Expiration

                  DATE OF                             DATE OF                           DATE OF
CITY              EXPIRATION       CITY               EXPIRATION       CITY             EXPIRATION
----              ----------       ----               ----------       -----            ----------
Columbia          06/30/00         Clay                05/11/13        Smithfield          02/21/15
Lexington         06/30/00         Russel Spring       05/13/13        Sharpsburg          03/06/15
Manchester        06/30/00         Jamestown           05/17/13        Livingston          03/25/15
Richmond          06/30/00         Springfield         07/13/13        Butler              04/13/15
Wallings          06/30/00         Lawrenceburg        10/04/13        Dover               04/03/15
Winchester        06/30/00         Slaughters          11/02/13        Perryville          04/06/15
Glenco            11/05/01         Irvine              11/22/13        Germantown          04/10/15
London            11/23/01         Eminence            02/14/14        Warsaw              05/08/15
Eubank            12/07/01         Central City        03/09/14        Worthville          05/15/15
Washington        04/19/02         Cave City           04/04/14        Harrodsburg         07/11/15
Hodgenville       06/28/02         Centertown          04/04/14        Hustonville         08/01/15
Crofton           02/17/03         LaGrange            04/04/14        Lakeview Heights    09/04/15
Lynch             03/08/03         Lancaster           04/04/14        Bedford             09/18/15
Beaver Dam        04/11/03         Lebanon Junction    04/04/14        Wilmore             09/19/15
Mortons Gap       05/02/03         Corydon             04/12/14        Rockport            10/10/15
White Plains      06/06/03         Clarkson            04/13/14        Campbellsburg       12/28/15
Ferguson          03/05/04         Sonora              04/14/14        Fredonia            03/11/16
Bradfordsville    05/10/04         Caneyville          04/19/14        Eddyville           04/01/16
Cumberland        03/08/05         Flemingsburg        05/02/14        Mt. Olivet          04/01/16
Clinton           02/03/06         Simpsonville        05/03/14        Mentor              04/09/16
LaCenter          02/11/06         Beattyville         05/09/14        California          04/17/16
Harlan            03/10/06         Lebanon             05/09/14        Bonnieville         05/02/16
Williamsburg      03/10/06         Uniontown           05/09/14        Ravenna             05/06/16
Owenton           04/01/06         Island              06/06/14        Ghent               05/14/16
Kuttawa           04/07/06         Kevil               06/06/14        Danville            05/25/16

                    DATE OF                          DATE OF                            DATE OF
CITY                EXPIRATION     CITY              EXPIRATION     CITY                EXPIRATION
----                ----------     ----              ----------     ----                ----------
Science Hill        06/03/06       Mt. Vernon         06/06/14      Corinth             07/01/16
Somerset            09/22/06       Munfordville       06/06/14      Nortonville         07/01/16
Loretto             02/02/07       Calhoun            06/07/14      Owingsville         07/08/16
Salem               02/03/07       New Haven          06/11/14      Nicholasville       08/08/16
Mackville           05/22/07       Powderly           06/21/14      Nebo                12/05/16
Fairfield           09/12/07       Sacramento         06/21/14      Carlisle            04/14/17
Sturgis             11/09/07       Gratz              07/14/14      Loyall              05/12/17
Hiselville          04/18/08       Upton              08/16/14      Wheatcroft          05/12/17
Middlesboro         04/19/08       Versailles         09/06/14      Salt Lick           07/01/17
Horse Cave          11/07/08       Pineville          09/13/14      Sanders             07/07/17
Stanford            01/05/09       Stamping Ground    10/02/14      Milton              07/10/17
Elizabethtown       07/17/09       Brooksville        10/17/14      Camargo             08/08/17
Dawson Springs      05/07/10       Midway             10/17/14      Georgetown          09/17/17
Marion              01/21/11       Waverly            11/01/14      Shelbyville         10/22/17
Barlow              02/12/11       Hanson             11/21/14      Hartford            10/23/17
Jeffersonville      03/12/11       Burgin             12/05/14      Liberty             11/03/17
Morganfield         04/25/11       Greensburg         12/05/14      Campbellsville      12/01/17
Drakesboro          05/15/11       Wicklifee          12/06/14      St. Charles         12/01/17
Cynthiana           03/10/12       Greenville         12/08/14      Evarts              12/16/17
Junction City       11/12/12       Broadhead          12/12/14      Burnside            01/05/18
Columbus            02/01/13       Crab Orchard       01/05/15      Livermore           02/17/18
Pleasureville       02/01/13       Sebree             02/06/15      North Middletown    02/17/18
Earlington          02/23/13       Carrollton         02/07/15      Millersburg         06/01/18
Radcliffe           03/16/13       Taylorsville       02/07/15      Dixon               06/08/18
Leitchfield         04/05/13       Bloomfield         02/13/15      Sadieville          09/01/18
Vine Grove          04/05/13       Morehead           02/13/15      Sparta              01/04/19
McHenry             05/03/13       Prestonville       02/13/15      Mt. Sterling        06/15/19
New Castle          05/03/13       Berry              02/14/15      Augusta             06/16/19
                                                                    Paris        Will Not Sign**

                           UNITED STATES OF AMERICA
                                  BEFORE THE
                     FEDERAL ENERGY REGULATORY COMMISSION


LOUISVILLE GAS AND ELECTRIC COMPANY )
KENTUCKY UTILITIES COMPANY          )     Docket No. EC00-___-000
MERGER SUB                          )

                               NOTICE OF FILING

     Take notice that on March 24, 2000, Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU") on behalf of themselves and their affiliates holding jurisdictional assets (collectively, the "LG&E Companies") and Merger Sub, submitted for filing an application under Section 203 of the Federal Power Act (16 U.S.C.ss.824b) and Part 33 of the Commission's Regulations (18 C.F.R.ss.33.1 eq. seq. (1998)) seeking the Commission's approval and related authorizations to effectuate the indirect change in control over jurisdictional assets of the LG&E companies that will occur as a result of the merger of an indirect, wholly-owned subsidiary of PowerGen plc ("Merger Sub") with and into LG&E Energy Corp. ("LEC"), the parent holding company of the LG&E Companies. Through the merger, LEC, which will be the surviving entity, and the LG&E Companies will become indirect, wholly-owned subsidiaries of PowerGen plc ("PowerGen"), a public limited company organized under the laws of England and Wales.

     The Application requests waiver of the requirements to file exhibits B, C, D, E, and F as specified in Section 33.3 of the Commission's regulations. The Application states that it includes all other information and exhibits required by Part 33 of the Commission's regulations and the Commission's Merger Policy Statement, and that the Merger Application easily satisfies the criteria set forth in the Commission's Merger Policy Statement. The Application requests that the Commission grant approval without condition, modification or an evidentiary, trial-type hearing. The Application states that the parties are seeking to close the transaction expeditiously and thus the Applicants have requested Commission approval by the end of July, 2000.

     The Applicants have served copies of the filing on the state commissions of Kentucky, Virginia, and Tennessee and the parties of Docket No. EC98-2-000.

     Any person desiring to be heard or to protest said application should file a motion to intervene or protest with the Federal Energy Regulatory Commission, 888 First Street, N.E., Washington, D.C. 20426 in accordance with Rules 211 and 214 of the commission's Rules of Practice and Procedure (18 C.F.R. 385.211 and 18 C.F.R. 385.214). All such motions or protests should be filed on or before _________________________. Protests will be considered by the Commission in determining the appropriate action to be taken, but will not serve to make the protestants parties to the proceeding. Any person wishing to become a party must file a motion to intervene. Copies of this filing are on file with the Commission and are available for public inspection.

                            CERTIFICATE OF SERVICE

     I, Stephen C. Palmer, certify that I have this day served the foregoing Joint Application of Louisville Gas and Electric Company, Kentucky Utilities Company and Merger Sub for Approval of Merger and Related Waivers and Authorizations by first-class mail, postage pre-paid on the entities set forth on the attached service list.

     Dated at Washington, D.C. this 24th day of March, 2000.


                                            /s/ Stephen C. Palmer, Esq.
                                            Swidler Berlin Shereff Friedman, LLP
                                            3000 K Street, N.W., Suite 300
                                            Washington, D.C.  20007
                                            (202) 424-7576

                               SERVICE LIST FOR
                                EC00-_ _ _-000


MR. MARTIN J. HUELSMANN, JR.                       MR. JOEL PECK, CLERK
EXECUTIVE DIRECTOR                                 VIRGINIA STATE CORPORATION
PUBLIC SERVICE COMMISSION                              COMMISSION
211 SOWER BLVD.                                    DOCUMENT CONTROL CENTER
FRANKFORT, KY 40601                                TYLER BUILDING - SECOND FLOOR
                                                   1300 EAST MAIN STREET
BRENDA J. HELTON                                   RICHMOND, VA 23219
KENTUCKY PUBLIC SERVICE
     COMMISSION                                    TENNESSEE REGULATORY
730 SCHENKEL LANE                                      AUTHORITY
P.O. BOX 615                                       460 JAMES ROBERTSON PARKWAY
FRANKFORT, KY 40602                                NASHVILLE, TENNESSEE
                                                   37243-0505
JAMES M. MILLER
SULLIVAN, MOUNT JOY,                               JOSEPH R.  HARTSOE
    STAINBACK & MILLER                             ENRON CORP.
100 ST. ANN BUILDING                               1775 EYE STREET, N.W.
P.O. BOX 727                                       SUITE 800
OWENSBORO, KY 42302-0727                           WASHINGTON, DC 20006

FREDERIC G. BERNER, JR., ESQ.                      DANIEL A. KING
SIDLEY & AUSTIN                                    DIRECTOR & REGULATORY
1722 EYE STREET, N.W.                                  COUNSEL
WASHINGTON, DC 20006                               DYNEGY POWER MARKETING, INC.
                                                   805 15/TH/ STREET, N.W.
CHARLES W. RITZ, III                               SUITE 510-A
PARR, RICHEY, OBREMSKEY &                          WASHINGTON, DC
    MORTON
1600 MARKET TOWER                                  PAUL ATCHISON
TEN WEST MARKET STREET                             V. PRESIDENT
INDIANAPOLIS, IN 46204-2970                        EAST KENTUCKY POWER
                                                       COOPERATIVE, INC.
                                                   4775 LEXINGTON ROAD
                                                   P.O. BOX 707
                                                   WINCHESTER, KY 40392-0707

DAVID F. BOEHM                               RONALD D. EARL
BOEHM, KURTZ & LOWRY                         GENERAL MANAGER & CEO
2110 SOCIETY BANK CENTER                     ILLINOIS MUNICIPAL ELECTRIC
36 EAST 7/TH/ STREET                             AGENCY
CINCINNATI, OH 45202                         919 SOUTH SPRING STREET
                                             SPRINGFIELD, IL 62704
THOMAS C. TRAUGER
SPIEGEL & MCDIARMID                          RAJESHWAR G. RAO
1350 NEW YORK AVENUE, N.W.                   INDIANA MUNICIPAL POWER
WASHINGTON, DC 20005-4798                        AGENCY
                                             11610 NORTH COLLEGE AVENUE
LAWRENCE A. GOLLOMP                          CARMEL, IN 46032
US DEPT. OF ENERGY
OFFICE OF GENERAL COUNSEL                    GEORGE A.  PORCH, ESQ.
1000 INDEPENDENCE AVENUE, S.W.               BAMBERGER, FOREMAN, OSWALD
WASHINGTON, DC 20585                            & HAHN
                                             7/TH/ FLOOR HULMAN BUILDING
DONALD N. FURMAN, PRESIDENT                  P.O. BOX 657
PACIFICORP POWER MARKETING,                  EVANSVILLE, IN 47704-0657
    INC.
700 NE MULNOMAH                              STEVEN M. SHERMAN, ESQ.
PORTLAND, OR 97232                           PROLIANCE ENERGY LLC
                                             11 MONUMENT CIRCLE
LEON JOUROLMON ASST. ADMIN.                  SUITE 2200
SOUTHEASTERN POWER                           INDIANAPOLIS, IN 46204-5178
    ADMINISTRATION
U.S. DEPARTMENT OF ENERGY                    DENVER L. RAMPEY, JR. ASST. ADMIN.
2 SOUTH PUBLIC SQUARE                        SOUTHEASTERN POWER
ELBERTON, GA 30635                               ADMINISTRATION
                                             U.S. DEPARTMENT OF ENERGY
                                             2 SOUTH PUBLIC SQUARE
                                             ELBERTON, GA 30635

                                   VOLUME II

Exhibit G - Kentucky

See the Joint Application of PowerGen plc, LG&E Energy Corp., Louisville Gas and Electric Company, and Kentucky Utilities Company, before the Kentucky Public Service Commission, filed as Exhibit D-2.1 to PowerGen plc's Form U-1 filed April 26, 2000, File No. 70-9671, and incorporated by reference herein.

                                  VOLUME III

Exhibit G - Virginia

See the Joint Application of PowerGen plc, LG&E Energy Corp., and Kentucky Utilities Company before the Virginia Corporation Commission, filed as Exhibit D-3.1 to PowerGen plc's Form U-1 filed April 26, 2000, File No. 70-9671, and incorporated by reference herein.